Exhibit 10.1

OFFICE LEASE

THE POINT AT INVERNESS

Best Property Fund, L.P.,
a Delaware limited partnership

"Landlord"

and

Premier Data Services, Inc.
a Delaware corporation

"Tenant"

Date: February 19, 2003

TABLE OF CONTENTS

1. PREMISES; TERM 1

1.1 Lease of Premises 1
1.2 Term 1
1.3 Parking 1

2. RENT 1

2.1 Rent 1
2.2 Payment 2
2.3 Initial Deposits 2
2.4 Payment of Operating Expenses 2
2.5 Estimated Operating Expenses 2
2.6 Estimated Payments 3
2.7 Landlord's Calculation 3
2.8 Statement of Operating Expenses 3
2.9 Tenant's Right to Audit. 4

3. PREPARATION AND CONDITION OF PREMISES 4

3.1 Landlord Improvements 4
3.2 Commencement Date 4
3.3 Acceptance of Premises 5

4. SERVICES AND UTILITIES 6

4.1 Landlord's Services 6
4.2 Interruption of Services 6
4.3 Supplementary HVAC 6

5. ALTERATIONS AND REPAIR 6

5.1 Tenant's Alterations 6
5.2 No Liens Permitted 7
5.3 Tenant's Repair Obligation 7
5.4 Landlord's Repair Obligation 7
5.5 Ownership of Property 8
5.6 Tenant's Personal Property 8

6. USE 8

7. GOVERNMENTAL REQUIREMENTS 9

8. INSURANCE AND INDEMNITY 9

8.1 Insurance Rating 9
8.2 Tenant's- Insurance 9
8.3 Requirements for Tenant's Insurance Policies 10

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8.4 Indemnification 11
8.5 Waiver of Subrogation 11

9. DAMAGE AND DESTRUCTION 11
9.1 Tenant's Responsibility for Damage 11
9.2 Liability for Damage to Personal Property and to Person 12
9.3 Damage to the Project and/or the Premises 12

10. EMINENT DOMAIN 13
10.1 Total Condemnation 13
10.2 Partial Condemnation 13
10.3 Demolition 14

11. RIGHTS RESERVED TO LANDLORD 14

12. DEFAULT OF TENANT 15

13. LANDLORD REMEDIES 16
13.1 Termination of Lease or Possession 16
13.2 Lease Termination Damages 16
13.3 Possession Termination Damages 16
13.4 Litigation Costs 17

14. SURRENDER 17

15. HOLDING OVER 17

16. SUBORDINATION. NONDISTURBANCE AND ATTORNMENT 17
16.1 Subordination 17
16.2 Nondisturbance 18
16.3 Attornment 18
16.4 Mortgagee's Unilateral Subordination 18
16.5 Notice to Mortgagees 18

17. ASSIGNMENT AND SUBLETTING 19
17.1 Assignment and Subletting 19
17.2 Tenant's Proposed Assignment or Subletting 19
17.3 Tenant's Right to Assign or Sublet 19
17.4 Tenant to Remain Liable 20
17.5 Landlord's Expenses 20
17.6 Other Transfers 20
17.7 No Waiver 20
17.8 Excess Rental 21
17.9 Effect on Renewals or Expansions 21
17.10 Encumbering of the Premises 21

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17.11 Profit Sharing 21
17.12 Bankruptcy 21

18. CONVEYANCE BY LANDLORD 22

19. ESTOPPEL CERTIFICATES 22

20. SECURITY DEPOSIT 22

21. FORCE MAJEURE 23

22. INTENTIONALLY LEFT BLANK. .....Error! Bookmark not defined.

23. NOTICES 23

24. QUIET POSSESSION 24

25. REAL ESTATE BROKER 24

26. UNRELATED BUSINESS INCOME 24

27. HAZARDOUS MATERIALS 24
27.1 Definition 24
27.2 Release Prohibited 25
27.3 Indemnification 25

28. EXCULPATION 25

29. SIGNS AND ADVERTISEMENTS 26
29.1 Tenant's Signs 26
29.2 Landlord's Signs 26

30. TENANT'S EQUIPMENT 26
30.1 Electric Equipment 26
30.2 Excess Electricity Use 26
30.3 Changes to Building Systems 27
30.4 Location of Equipment 27

31. MISCELLANEOUS PROVISIONS 28
31.1 No Partnership 28
31.2 No Representations by Landlord 28
31.3 Waiver of Jury Trial 28
31.4 Late Charges 28
31.5 Rules and Regulations 28
31.6 Financial Statements 28
31.7 Rentable Area 29

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31.8 Intentionally Left Blank .... **Error! Bookmark not defined.**
31.9 Waiver 29
31.10 Landlord's Entry .... .29
31.11 No Option .... .30
31.12 Use of Certain Words 30
31.13 Benefit and Burden 30
31.14 Bankruptcy 30
31.15 Time of the Essence 31
31.16 Savings Clause 31
31.17 Corporate Tenant 31
31.18 Joint and Several Liability 1
31.19 Landlord's Right to Cure 31
31.20 Light and Air Rights 32
31.21 Governing Law 32
31.22 Business Day 32
31.23 No Construction Against Drafting Party 32
31.24 Entire Agreement 32
31.25 Inducement Recapture in Event of Default 31
31.26 Satellites and Antennas 32

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LIST OF EXHIBITS

A           Floor Plan, Premises

B           Work Letter

C           Rules and Regulations

D           Lease Commencement Rider

E           Form of Tenant Estoppel Certificate

F           Schedule of Building Services

G           Definition of Operating Expenses

OFFICE LEASE

PART I BASIC LEASE TERM SHEET

1.           Building.  An office building containing approximately 186,945 feet of rentable area, located on the Land, and 8310 South Valley Highway, Englewood, Colorado,  80112-5806 commonly known as The Point at Inverness.

2.           Project. The Building and the land (the "Land") located at 8310 South Valley Highway, Englewood, Colorado,  80112-5806.

3.           Premises. Approximately 8,204 square feet of rentable area located on the second floor of the Building and known as Suite No.  250 as outlined on the floor plan attached hereto as Exhibit A.

4.           Commencement Date. The earlier of June 1, 2003, or upon the "Substantial Completion" of the Landlord's Work described in Exhibit B. Substantial Completion shall have the meaning set forth in Section 3.2. Notwithstanding the Commencement Date, Tenant shall be permitted to access the Premises two (2) weeks prior to the anticipated Commencement Date for purposes of installing furniture and cabling, provided, however, such early access shall not interfere with Landlord's Work described in Exhibit B nor shall such early access trigger the Tenant's obligations to pay Monthly Rent. During the period of early access to the Premises, all other terms of this Lease, including, but not limited to, the obligations to carry the insurance required in the Lease shall be in effect during such period. Tenant shall indemnify and hold Landlord harmless  from any liability as a result of Tenant's early access to the Premises.

5.           Rent Commencement Date. Ninety (90) days after the Commencement Date (currently projected to be September 1,2003).

6.           Lease Term. Sixty (60) months.

7.           Scheduled Termination Date. Sixty (60) months from the Commencement Date (currently projected to be May 31, 2008).

8.           Base Rent. Approximately $426,799.45 total aggregate base rent, payable in monthly installments ("Monthly Rent") as follows:

Date	Annual Rent Rate	Monthly Rent	Annual Rent Per Rentable Square Foot

**6-1-03 to 8-31-03	$0	$0	$0
**9-1-03 to 2-15-04	$77,609.84	$6,467.49**	$9.46 (estimate of 2003 Operating Expenses) **
2-16-04 to 5-31-08	$86,142.00	$7,178.50	$10.50

**  (ESTIMATED, SUBJECT TO ADJUSTMENT BASED ON PROVISIONS OF ARTICLE 2 HEREUNDER). DATES REFERENCED ABOVE ARE SUBJECT TO ADJUSTMENT PURSUANT TO THE PROVISIONS OF SECTION 3.2 BELOW.

9.           Tenant's Proportionate Share. 4.3 884%.

10.           Operating Expenses. This is a modified triple net lease with a Base Year Expense Stop of 2003. See Article 2. All rent including Operating Expenses is abated for the first three (3) months after the Commencement Date. For the period beginning on the 91" day after the Commencement Date through a date which is 165 days later, Tenant shall only be obligated to pay the Estimated Payments defined in Section 2.6 (currently estimated to be $9.46 per rentable square foot.) Beginning on the 166' day after the Commencement Date, Tenant shall be obligated to pay $10.50 per rentable square foot plus the Estimated Payments, as adjusted time to time pursuant to Section 2.6. This Lease also includes a Base Year Expense Stop using the calendar year 2003. By way of example, if the actual Operating Expenses for the calendar 2003 are $9.46 per rentable square foot as currently estimated, then for the remaining Lease Term, Tenant will pay a minimum of $9.46 per rentable square foot plus any increase in the Operating Expenses for any particular Lease year.

11.           Initial Improvement Allowance. None.

12.           Party Constructing Initial Improvements. Landlord shall cause the Landlord's Work to be constructed in accordance with the Work Letter attached to this Lease as Exhibit B.

13.           Parking Spaces. Thirty (30) unreserved spaces in the Building's surface parking lot free of charge and five (5) reserved spaces in the Building's covered parking area at a rate of Sixty Dollars ($60.00) per month per each garage space, which may be increased by Landlord annually in accordance with the prevailing market rates for covered parking.

14.           Security Deposit. $7,178.50.

15.           Operating Expense Base. 2003 Base Year

16.           Normal Building Hours. a.m. to p.m. Monday through Friday, and a.m. to 1:00 on Saturday, excluding the holidays listed in Section 4.

17.           Tenant's Broker. CB Richard Ellis.

18.           Landlord's Broker. Frederick Ross Company.

19.           Tenant's Address for Notices. 2 Inverness Drive East, Suite 100, Englewood, Colorado 80112, prior to the Commencement Date; and 8310 South Valley Highway, Suite Englewood, Colorado 80112 following the Commencement Date.

20.           Tenant's Telecopier Number for Notices. (303) 377-3663.

The foregoing definitions are provided for convenience only; in the event of any inconsistency between the foregoing definitions and any other provisions of this Lease, the other provisions of this Lease shall control.

THIS BASIC LEASE TERM SHEET, together with the General Provisions incorporated as Part II and any addendums and Exhibits, all constitute the entire lease between Tenant and Landlord for the Premises, made and entered into as of the Lease Date.

/s/ RS                                                                            /s/ LG
______________________                                                                _____________________
TENANT’S INITIALS                                                                           LANDLORD’S INITIALS

PART II

GENERAL PROVISIONS

THIS LEASE is made and entered into this 17TH day of March, 2003, by and between Best Property Fund, L.P., a Delaware limited partnership ("Landlord"), and Premier Data Services, Inc., a Delaware corporation ("Tenant").

1.           PREMISES; TERM.

1.1           Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the term and upon the conditions provided in this Lease. The Premises are outlined on the floor plan attached as Exhibit A. Tenant will have the non-exclusive right to use the common and public areas of the Project (except the garage and the roof) as defined by Landlord from time to time.

1.2           Term. Subject to and upon the covenants, agreements and conditions of this Lease, the term of this Lease shall commence on the Commencement Date (as it is established pursuant to Section 3.2) and shall continue for the Lease Term specified in Item 6 of Part I of this Lease. If the Commencement Date is not the first day of a month, then the Lease Term shall be the period specified in Item 6 of Part I of this Lease, plus the partial month in which the Commencement Date occurs.

1.3           Parking. Tenant shall have the nonexclusive privilege to use the parking spaces described in Part I of this Lease, pursuant to the rules and regulations relating to parking adopted by Landlord from time to time. Tenant shall not use any parking spaces in the garage not specifically allocated to Tenant. Neither Tenant nor its employees, servants or any persons commonly occupying the Building shall use, enjoy, or occupy any space designated as visitor parking. Tenant agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord may, at its sole discretion and upon thirty (30) days notice to Tenant, change the location and nature of the garage parking spaces available to Tenant, its employees and invitees.

2.           RENT.

2.1           Rent. Tenant shall pay to Landlord, as rent for the Lease Term, the Monthly Rent set forth in Item 8 of Part I of this Lease. Tenant shall also pay to Landlord all sums of any kind or nature provided in this Lease, including any sums, charges, expenses and costs identified in this Lease as additional rent to be paid by Tenant to Landlord (collectively, the "Rent").

2.2           Payment. Tenant's obligation to pay Rent shall begin on the Rent Commencement Date and shall continue to remain an obligation of Tenant until completely satisfied. Monthly Rent shall be payable in advance on the first day of each calendar month during the term of this Lease. Tenant shall also pay to Landlord, in advance, on the first day of each calendar month, the Estimated Payments of Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes, as set forth in Section 2.6 and Exhibit G, respectively. Tenant shall make all payments of Rent by check, payable to Landlord, in legal tender of the United States, and delivered to:

Best Property Fund, L.P.
c/o Transwestern Property Company
8310 South Valley Highway, Suite 125
Englewood, CO 80112-5806
Attn: Karla Flowers
or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant, without notice, demand, deduction, set-off or counterclaim.

 2.3           Initial Deposits. On the date upon which Landlord and Tenant have both executed this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the initial Monthly Rent due hereunder, which amount shall be credited toward the first installment of Monthly Rent for the fourth full calendar month of the Lease Term. In addition, if the Rent Commencement Date (and therefore the obligation under this Lease to pay Monthly Rent hereunder) occurs on a day other than the first day of a calendar month, then Monthly Rent and Estimated Payments from such date until the first day of the following calendar month shall be prorated at the rate of 1130th of Monthly Rent and Estimated Payments for each day of that month from and including the Rent Commencement Date, payable in advance. Tenant shall also pay the Security Deposit in the amount set forth in Item 14 of Part I of this Lease to Landlord concurrently with the execution of this Lease.

2.4           Payment of Operating Expenses. Beginning ninety (90) days after the Commencement Date (currently projected to be September 1, 2003), Tenant shall pay to Landlord the product of the Operating Expenses (as defined in Exhibit G) for the Project during any calendar year falling entirely or partly within the Lease Term multiplied by Tenant's Proportionate Share as specified in Item 9 of Part 1. For the purposes of this Section 2, the calendar year 2003 shall operate as the Base Year Operating Expense Stop. If a calendar year to which this Section 2.4 applies falls only partly within the Lease Term, then Tenant's liability for Operating Expenses and Real Estate Taxes in that calendar year shall be prorated accordingly.

2.5           Estimated Operating Expenses. Landlord shall notify Tenant prior to the , beginning of each calendar year of Landlord's good faith estimate of the amount of Operating I Expenses (the "Estimated Operating Expenses") that Landlord likely will incur for the Project during the coming calendar year, and Landlord shall advise Tenant of the amount of its Estimated Payments (as defined below) for the coming calendar year.

2.6           Estimated Payments. Beginning ninety (90) days after the Commencement Date (currently projected to be September 1, 2003), Tenant shall pay to Landlord, as additional rent, an amount equal to 1112th of Tenant's Proportionate Share of the Estimated Operating Expenses (collectively, the "Estimated Payments"). Tenant shall make its Estimated Payments on the first day of each calendar month. Tenant shall pay the amount of the Estimated Payments until the amount is adjusted, effective the first day of the next succeeding calendar month (provided Tenant shall have been given at least ten (10) days prior written notice of such adjustment), based upon Landlord's determination of the Estimated Operating Expenses for the applicable calendar year. Landlord shall not adjust the amount of Estimated Payments more than once per year, excluding any adjustments made effective January 1 for the upcoming year. In the event of such a mid-year adjustment, in the month Tenant first makes a payment based on the adjusted Estimated Payment, Tenant shall pay to Landlord the difference between the lesser of: i) the amount payable based on the adjusted Estimated Payments, and ii) the amount finally determined by Landlord (if such amount has been determined) as the actual Operating Expenses for the prior year; less the amount payable based upon the Estimated Payments in effect prior to the adjustment, for each month which has elapsed since December of the prior year. Notwithstanding anything contained herein to the contrary, for the period consisting of the 91" day of the Lease Term through the 165& day of the Lease Term, Tenant shall only be obligated to pay an Estimated Payment* of $9.46 per rentable square foot of the Premises subject to adjustment pursuant to the terms of this Article 2.

2.7           Landlord's Calculation. Within 150 days after the expiration of each calendar (including the calendar years in which the Commencement Date and expiration or earlier termination of this Lease or early termination of Tenant's right to occupy the Premises occurs), or as soon as reasonably practical thereafter, Landlord shall determine the actual Operating Expenses for such calendar year. Landlord shall compute the Operating Expenses on the accrual basis in accordance with sound accounting and management practices. Real Estate Taxes for each calendar year shall be the Real Estate Taxes that accrue for that year (which, under the current law, are payable in the following calendar year). The Operating Expenses for each calendar year shall be those actually incurred, provided, however, that if the Building was not 100% occupied during the entire calendar year, the Operating Expenses shall be adjusted to project the Operating Expenses as if the Building was 100% occupied. A final tax bill shall be conclusive evidence of the amount of Real Estate Taxes.

2.8           Statement of Operating Expenses. Landlord shall submit to Tenant a statement setting forth Landlord's determination of (i) the actual Operating Expenses; (ii) Tenant's proportionate share of such amounts; (iii) Tenant's net obligation for such Operating Expenses for the calendar year ("Tenant's Net Obligation") which reflects the credit of Tenant's Estimated Payments during the prior calendar year ("Tenant's Net Credit"), and (iv) the amount, if any, that the Tenant's Net Credit exceeds the Tenant's Net Obligation. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or earlier termination of this Lease or the early termination of Tenant's right to occupy the Premises), Tenant shall pay Landlord the full stated amount of Tenant's Net Obligation. Tenant's obligation to pay the full stated amount of Tenant's Net Obligation shall survive the expiration or earlier termination of this Lease or the early termination of Tenant's right to occupy the Premises. If the aggregate amount of Tenant's Estimated Payments. during the prior calendar year exceeds Tenant's proportionate share of the actual Operating Expenses for that calendar year, the excess shall, at Landlord's option, either be refunded to Tenant or credited to Tenant's next payment of Rent, until such-excess is fully refunded or credited to Tenant.

2.9           Tenant's Right to Audit. Landlord shall maintain complete and accurate books and records reflecting the Operating Expenses in accordance with sound accounting and management practices. Tenant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours. Unless Tenant sends to Landlord any written exception to any such statement of Operating Expenses within six (6) months after Landlord's delivery of such statement, that statement shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown the statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, but without any prejudice to Tenant's exception. If Tenant makes a timely exception, Landlord shall cause a "Big Five" accounting firm that is not the primary auditor of either Landlord or Tenant, or a successor to any such Big-Five firm, to issue a final and conclusive resolution of Tenant's exception. Landlord shall pay the cost of such certification unless Landlord's original determination of annual Operating Expenses does not overstate the actual amount by more than three percent (3%), in which case Tenant shall pay the cost of such certification.

3.           PREPARATION AND CONDITION OF PREMISES

3.1           Landlord Improvements. Landlord will use its best commercial efforts to cause the Premises to be completed, at Landlord's expense, in accordance with the Work Letter attached as Exhibit B. The work required to complete the Premises shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with Tenant's intended use of the Premises. Other than for Landlord Work as set forth in the Work Letter and as otherwise set forth herein, Landlord shall have no obligation for the completion of the Premises.

3.2           Commencement Date. The Commencement Date shall be the earlier of June 1, 2003, or upon the Substantial Completion, as defined below, of Landlord's Work (as defined in Exhibit B). "Substantial Completion" shall mean the earlier of the date upon which Tenant occupies the Premises to conduct its business or that date on which Landlord has completed Landlord's Work at the Premises and a temporary certificate of occupancy (or its equivalent) allowing Tenant to occupy the Premises has been issued by the appropriate governmental authority provided, however, that if Landlord shall be delayed in the Substantial Completion of the Landlord's Work as a result of any of the following (a "Delay"):

(i) Tenant's failure to furnish information in accordance herewith or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two (2) business days of such request;

(ii) Tenant's insistence on materials, finishes or installations other than Landlord's building standard after having fist been informed by Landlord that such materials, finishes or installations will cause a Delay; or

(iii) Tenant's changes in the Approved Plans and Specifications (as defined in Exhibit B); or

(iv) The performance by a person, firm or corporation employed by Tenant in the completion of any work by said person, fm or corporation (all such work and such persons, firms or corporations being subject to the approval of Landlord); or

(v) Any request by Tenant that Landlord delay the completion of any of Landlord's Work; or

(vi) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

(vii) Any delay resulting from Tenant's having taken possession of the Premises prior to Substantial Completion; or

(viii) Any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for Delay; or

(ix) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then the commencement of the Lease Term and the payment of Rent shall be accelerated by the number of days of such Delay. The term "punch list items'' as used herein shall mean any details of construction, mechanical adjustment or other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises, provided, however, said punch list items shall be completed by Landlord within fourteen (14) days of the Commencement Date. The abatement of rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date. Landlord's reasonable determination of the Commencement Date shall be final and binding on all parties for all purposes hereof, including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay rent hereunder.

3.3           Acceptance of Premises. Promptly following the Commencement Date, Landlord and Tenant shall execute a Lease commencement Rider (the "Rider') in the form of Exhibit D acknowledging, among other things, that Tenant has accepted possession, and reciting the exact Commencement Date and Termination Date of the Lease. The Rider, when so executed and delivered, shall be deemed to be a part of this Lease. Tenant, by taking possession of the Premises, shall be deemed to have agreed that the Premises are then in a satisfactory order, repair and condition, except as set forth on a punch list prepared by Landlord and Tenant prior to occupancy.

    4.     SERVICES AND UTILITIES.

4.1           Landlord's Services. Landlord shall provide the utilities and services ("Building Services") as set forth in Exhibit F.

4.2           Interruption of Services. Should any of the Building equipment or machinery cease to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to finish, to any extent, the Building Services, or any cessation thereof resulting from any causes, including any entry pursuant to Section 11, and any renovation, redecoration or rehabilitation of any area of the Building, including the lobby, or any of the surrounding public spaces, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof, provided, however, if an interruption of electricity service to the Premises or other Building Service which precludes Tenant from its intended use of the Premises and is within Landlord's reasonable control and the interruption causes the Premises to be wholly untenantable for a period of ten (1 0) consecutive business days, then Monthly Rent shall be abated proportionately.

4.3           Supplementary WAC. Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units to serve the Premises, and the costs therefore, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as additional rent upon demand by Landlord.

5.     ALTERATIONS AND REPAIR.

5.1           Tenant's Alterations. Tenant shall make no alterations, additions or improvements to the Premises or the Project (the "Alterations"), without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall submit any such request to Landlord at least twenty (20) days prior to the commencement of the Alterations. Landlord may impose, as a condition to its consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its reasonable judgment, including the manner in which the Alterations are done, the material to be used, plans from the Building architect and contractor by whom the work is to be performed and the times during which the work is to be accomplished, approval of all plans and specifications, and the procurement of all licenses and permits. Landlord shall be entitled to or to require Tenant to post notices on and about the Premises with respect to Landlord's non-liability for the Alterations and Tenant shall not permit those notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire, safety, heating and mechanical systems, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner and in compliance with this Lease.

If any Alterations are made without the prior written consent of Landlord, Landlord may correct or remove those Alterations, and Tenant shall pay the amount of any and all expenses incurred by Landlord in the performance of this work to Landlord as additional rent.  All Alterations shall be made (i) at Tenant's sole expense, (ii) at such times, in such manner, and pursuant to such rules and regulations as Landlord may designate, (iii) in a good, work-manlike, first class and prompt manner, (iv) using new materials only, (v) in' accordance with all applicable legal requirements and the requirements of any insurance company insuring the Building, (vi) in accordance with Landlord's then current construction rules and (vii) and only by such contractors, subcontractors, or mechanics as are approved in writing by Landlord. Approval of contractors, subcontractors or mechanics by Landlord, which approval may not be unreasonably withheld, shall be based upon the contractors or mechanics being properly licensed, their financial condition, experience and past job performance. Alterations shall be installed in accordance with all code and insurance requirements. Tenant shall obtain any necessary permits and furnish copies of the permits to Landlord prior to commencement of any such work. Tenant shall also cause to be posted on the Premises a notice of nonresponsibility on behalf of Landlord in accordance with C.R.S. 93 8-22- 1 O5(2), as amended.

5.2           No Liens Permitted. Tenant has no right or authority to grant or permit any lien or encumbrance against the Premises or the Project. If any mechanics' lien is filed against the Premises or the Project for work, labor, services, or materials, done for or supplied to or claimed to have been done for or supplied to Tenant, such lien shall be discharged by Tenant, at its sole cost and expense, within ten (10) business days from the date Tenant receives written demand from Landlord to discharge the lien, by the payment thereof or by bonding over the lien or otherwise causing the lien to be discharged pursuant to Colorado law. If Tenant does not discharge any such lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Tenant of a written statement of costs from Landlord. Such discharge of any lien by Landlord shall not be deemed to waive or release Tenant from its default under this Lease for not discharging the same as required by this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages and expenses (including attorney's fees) incurred by Landlord, arising from any liens placed against the Premises or the Project as a result of Tenant making any Alterations to the Premises.

5.3           Tenant's Repair Obligation. Tenant, at its sole cost and expense, shall keep the Premises and the fixtures and equipment therein (including supplementary air conditioning units, whether installed by Landlord or Tenant) in good order and in clean, safe and sanitary condition (ordinary wear and tear excepted), shall take good care thereof, and shall suffer no waste or injury thereto.

5.4           Landlord's Repair Obligation. Landlord shall, subject to reimbursement as part of Operating Expenses, to the extent deemed reasonably necessary by Landlord for operations of the Building, repair and maintain: the structural portions of the Building, elevators and escalators

(if any), plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, the Building roof, the curtain wall, including all glass connections at the perimeter of the Building, all exterior doors, including any exterior plate glass within the Building, Building telephone and .electrical closets owned or operated by Landlord, the common areas of the Building, landscaping, and interior portions of the Building above and below grade which are not within space leased to Tenant or other tenants in the Building. Landlord shall have no obligation to make improvements to or to repair or maintain the Premises during the Lease Term except as expressly required in this Lease or in the Work Letter.

5.5            Ownership of Property.  Any Alterations and other improvements (including Landlord's Work) and any equipment, machinery, and other property, installed in or affixed to the Premises or the Project by or on behalf of Landlord or Tenant (except Tenant's Personal Property, as defined below): (i) shall immediately become the property of Landlord, and (ii) shall be surrendered to Landlord with the Premises at the end of the Lease Term or at the termination of Tenant's right to occupy the Premises, provided, however, that if Landlord requests Tenant to remove any Alterations installed by or on behalf of Tenant, Tenant shall cause those Alterations to be removed at Tenant's expense on or before the end of the Term or before the termination of Tenant's right to occupy the Premises, or Tenant shall reimburse Landlord, as additional rent, for the cost of such removal and storage, as elected by Landlord. Landlord shall notify Tenant of its election to require Tenant to remove any such property, if at all, at the time Landlord gives its consent to the making of any Alterations, or to the Working Drawings, in the case of the initial improvements made pursuant to the Work Letter.

5.6           Tenant's Personal Property. "Tenant's Personal Property" shall mean all movable personal property such as Furniture and office equipment now or hereafter placed in or on the Premises by Tenant or with Tenant's permission (other than any property of Landlord) and which: (i) is removable without damage to the Premises and the Project, and (ii) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Tenant shall remove all of Tenant's Personal Property from the Project on or before the date on which this Lease expires or is sooner terminated or Tenant's right to occupy the Premises is terminated. Any of Tenant's Personal Property (or the personal property belonging to any other person or entity that occupied the Premises) left on the Project after the date this Lease is terminated or Tenant's right to occupy the Premises, for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to remove and store such property at Tenant's sole cost and for to dispose of it in whatever manner Landlord considers appropriate, without waiving its right to claim from Tenant all expenses and damages caused by Tenant not removing such property, and Tenant and any other person or entity shall have no right to compensation from or any other claim against Landlord as a result.

6.           USE. Tenant shall use and occupy the Premises solely for general office purposes in accordance with the applicable zoning regulations, and for no other purpose. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Building. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

    7.           GOVERNMENTAL REQUIREMENTS. Tenant shall not use or occupy the Premises for any unlawful purpose, and shall at its sole cost comply with all present and future laws (including provisions of the Americans With Disabilities Act of 1990 and regulations promulgated thereunder, as they may be amended), zoning and other ordinances, regulations, and orders of all governments, government agencies and any other public authority concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. If any governmental authority shall deem the Premises to be a "place of public accommodation'^ under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

    8.           INSURANCE AND INDEMNITY.

8.1           Insurance Rating. Tenant shall not conduct or permit to be conducted any activity, or place any equipment or property in or about the Premises that will increase in any way the rate of property insurance or other insurance on the Building, unless consented to by Landlord. Landlord's consent may be conditioned upon Tenant's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of property insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Tenant's activity, equipment or property in or about the Premises, the statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Tenant shall be liable for such increase. Any such rate increase and related costs incurred by Landlord shall be deemed additional rent due and payable by Tenant to Landlord upon receipt by Tenant of a written statement of the rate increase and costs. Tenant may contest, at its sole cost and expense, any insurance rate increase, provided such action by Tenant will not adversely affect the insurance coverage of Landlord.

8.2           Tenant's Insurance. Tenant shall, at its sole cost, carry and keep in full force and effect at all times during the Lease Term, an any extensions thereof, a commercial general liability policy with a combined single limit of at least Two Million Dollars ($2,000,000.00) per occurrence and an annual aggregate limit of at least Four Million Dollars ($4,000,000.00).

(1)           Worker's Compensation Insurance. Tenant shall carry and keep in full force and effect at all times during the term of this Lease, and any extensions thereof, at its sole cost, worker's compensation or similar insurance in form and amounts required by law. Such insurance shall contain waiver of subrogation provisions in favor of Landlord and its Agent.

(2)           Tenant's Special Form Coverage Insurance. Tenant shall obtain and maintain throughout the term of this Lease and any extension periods Special Form coverage insurance. insuring against damage to and loss of any and all Alterations in and about the Premises, fixtures, equipment, Tenant's Personal Property and all other personal property in and about the Premises. Proceeds of Tenant's insurance shall be used for the repair and restoration of Tenant's property in the Premises and the leasehold improvements made by Tenant in the event of damage or destruction. Tenant's policy shall not be subject to a deductible in excess of a usual and customary amount as reasonably determined by Landlord from time to time.

(3)           Landlord's Special Form Coverage. Landlord shall obtain and maintain Special Form coverage insurance subject to exclusions, in the amount of the full replacement value, on the shell and core of the Building, including the Premises and any and all tenant improvements constructed pursuant to the Work Letter (up to the amount of the Initial Improvement Allowance, if any). Landlord's policy shall not be subject to a deductible in excess of a usual and customary amount as reasonably determined by Landlord from time to time.

(4)           Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord:

(A)           commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to personal injury, death, property damage; and

(B)           worker's compensation or similar insurance in form and amounts required by law.

8.3           Requirements for Tenant's Insurance Policies

(1)           The company or companies writing any insurance that Tenant is required to carry and maintain or cause to be carried or maintained pursuant to this Lease as well as the form of such insurance shall at all times carry a current A.M. Best rating of at least A-MII. Tenant's commercial general liability and Special Form coverage insurance policies and certificates evidencing such insurance shall name Landlord, Landlord's property management company, and any mortgagee or ground Landlord as additional insureds or loss payees (as applicable), shall name Landlord as a certificate holder, and shall contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days written notice to Landlord and any other additional insureds. Tenant agrees to provide to Landlord prior to taking possession of the Premises, and from time to time upon request, the certificates evidencing such insurance or copies of the insurance policies. Landlord may withhold delivery of the Premises without delaying the Commencement Date, or triggering any abatement of rent, if Tenant does not provide Landlord with these certificates.

(2)           Any liability insurance carried or required to be carried by Tenant hereunder shall be primary over any liability policy that might be carried by Landlord. If Tenant does not perform any of its obligations regarding the acquisition and maintenance of insurance,

Landlord may perform the same and the cost of same shall be deemed additional rent, payable upon Landlord's demand. Failure to pay after demand shall constitute a default of this Lease by Tenant.

(3)     If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire Lease Term, regardless of when such claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. The limits of any insurance maintained by Tenant shall not, under any circumstances, limit the liability of Tenant hereunder.

8.4           Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring on the Project and arising from the use of the Premises, or arising from any other negligent act or omission of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the expiration or termination of this Lease or the early termination of Tenant's right to occupy the Premises.

8.5           Waiver of Subrogation Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby release each other and waive any claims they may have against the other for loss or damage to the Project, the Premises, leasehold improvements, fixtures, equipment and/or any other personal property arising from a risk insured against under the Special Form coverage insurance policies to be carried by Landlord and Tenant, as required above, or such other policies actually carried by Landlord or Tenant, even though such loss or damage was caused by the negligence of Landlord and Tenant, their agents or employees. Landlord and Tenant agree to obtain and maintain throughout the term of this Lease endorsements to their respective Special Form coverage policies waiving the right of subrogation of their insurance companies against the other party and its agents and employees. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Landlord or Tenant of any liability to each other or to their insurance carriers which Landlord or Tenant may have under law or the provisions of this Lease in connection with any damage to the Project, the Premises, leasehold improvements, fixtures, equipment, furniture, and all other personal property, by fire, casualty or other insured risk.

9.           DAMAGE AND DESTRUCTION.

9.1           Tenant's Responsibility for Damage.  Except to the extent of insurance proceeds received by Landlord pursuant to Section 8.5 (or if Landlord does not carry the insurance required under Section 8.2(3), then except to the extent of the proceeds that would have been received by Landlord had Landlord carried the required insurance), any and all injury, breakage or damage to the Premises or the Project arising from any cause done by Tenant or its agents, contractors, servants, employees and visitors, or by individuals and persons making deliveries to or from the Premises for the benefit of Tenant, shall be repaired by Landlord at the sole expense of Tenant, or at Landlord's option, by Tenant, at Tenant's expense, under Landlord's direction and supervision. Payment of the cost of such repairs by Tenant shall be due as additional rent with the next installment of Monthly Rent after Tenant receives a bill for such repairs from Landlord. This provision shall not be in limitation of any other rights and remedies which Landlord has or may have in such circumstances.

9.2           Liability for Damage to Personal Property and to Person Tenant's Personal Property, and all personal property of its employees, agents, subtenants, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Premises shall be and remain in and on the Premises and the Project at the sole risk of the parties, and Landlord shall not be liable to any such person or party for any damage to or loss of personal property thereof, including any loss or damage arising from (i) any act, including theft, or any failure to act, of any other persons, (ii) the leaking of the roof, (iii) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, (iv) the rupture or leaking of heating or plumbing fixtures, (v) short circuiting or malfunction of electrical wires or fixtures, including security and protective systems, or (vi) the failure of the heating or air-conditioning systems. Landlord shall also not be liable for the interruption or loss to tenant's business arising from any of the above-described acts or causes. Tenant specifically agrees to save Landlord harmless in all such cases.

9.3           Damage to the Project and/or the Premises

(1)     If the Premises is damaged by fire, casualty or other event insured against by Landlord's Special Form coverage insurance policy covering the Building, and the Premises can be fully repaired, in Landlord's opinion, within 180 days from the date of the insured fire, casualty or other event, Landlord, if sufficient insurance proceeds are made available by the holders of any mortgages or deeds of trust encumbering the Project, shall repair such damage, provided, however, Landlord shall have no obligation to repair any damage to, or to replace, any leasehold improvements other than leasehold improvements installed by Landlord as part of the original Landlord Work under Exhibit B, Tenant's Personal Property, or other personal property in and about the Premises. Except as otherwise provided herein, if the entire Premises is rendered inaccessible or untenantable by reason of the insured fire, casualty or other event, then Monthly Rent and payments with respect to Tenant's Proportionate Share of Operating Expenses shall abate for the period from the date of such damage to the date when Landlord has completed repairs to the Premises as specified above, and if only a portion of the Premises is so rendered untenantable, then Monthly Rent and payments with respect to Tenant's Proportionate Share of Operating Expenses shall abate for such period in the proportion which the area of the portion of the Premises that was used and occupied by Tenant on the date of the casualty event and was rendered untenantable bears to the total area of the Premises, provided, however, if, prior to the date when Landlord completes the repairs to the Premises as specified above, any portion of the Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person claiming through or under Tenant, then the amount by which the Monthly Rent and payments with respect to increases in Operating Expenses shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when such repairs are completed. No compensation or claim or reduction of rent will be allowed or paid by

Landlord by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Premises or any portion of the Project of which they are a part.

(2)     Notwithstanding the foregoing, if, prior to or during the term of this Lease, (A) the Premises or the Project is so damaged that, in Landlord's reasonable opinion, the damage cannot be fully repaired within 180 days from the date the damage occurred, (B) Landlord reasonably estimates that the insurance proceeds payable to Landlord, plus the deductible, will be insufficient to fully repair the damage, or (C) the remainder of the Lease Term at the time of the casualty is less than twelve (12) months, then Landlord, at its option, in any of the events described in (A) through (C) above, and Tenant, at its option, only in the event described in (C)- above, may give the other party within sixty (60) days after such fire or other casualty, a 120-day notice of termination of this Lease and, in the, event such notice is given, this Lease shall terminate (whether or not the Lease Term shall have commenced) upon the expiration of the 120 days with the same effect as if the date of expiration of the 120-day period were the date definitely fixed for expiration of the Lease Term, and the. then-applicable Monthly Rent shall be apportioned as of such date, including any rent abatement as provided above.

(3)     Landlord agrees to notify Tenant within forty-five (45) days after a casualty event if it estimates that it will be unable to repair the Premises within 180 days after the date of the damage, and, if Landlord so notifies Tenant, Tenant may, within thirty (30) days of Landlord's notice to Tenant of that determination, terminate the Lease by written notice to Landlord, effective thirty (30) days following the date of Tenant's notice.

10.           EMINENT DOMAIN.

10.1           Total Condemnation.  If the whole or a substantial part of the Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Tenant shall have no claim against Landlord or the condemning authority for any portion of the amount of the condemnation award or settlement that Tenant claims as its damages arising from such condemnation or acquisition. Tenant may make a separate claim against the condemning authority for a separate award for the value of Tenant's leasehold interest and any of Tenant's tangible personal property and trade fixtures it cannot remove, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided Tenant's claim shall not diminish the amount of Landlord's award.

10.2           Partial Condemnation. If less than a substantial part of the Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and this Lease shall otherwise continue in full force and effect. For purposes of this Section 10.2, a "substantial part of the Premises" shall be considered to have been taken if 25% or more of the Premises is condemned or acquired in lieu of condemnation, or if less than 25% of the Premises is taken and the portion of the Premises taken renders the entire Premises unsuitable for the conduct of Tenant's business.

10.3           Demolition.  If twenty-five percent (25%) or more of the Building is condemned (whether or not the Premises shall have been condemned) and Landlord elects to demolish the remainder of the Building, Landlord may elect to terminate this Lease by providing written notice to Tenant, such notice to be effective 120 days following the date of such notice.

11.           RIGHTS RESERVED TO LANDLORD.

Landlord shall have the following rights, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off, abatement of rent or otherwise:

 (1)     To change the Building's name or street address upon not less than sixty (60) days prior written notice to Tenant;

(2)     To affix, maintain and remove any and all signs on the exterior and common areas of the Project except where the exercise of such rights conflicts with express signage rights granted to Tenant hereunder;

(3)     To reasonably designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Project;

(4)     To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Project and any part thereof (provided that Landlord shall give Tenant oral or written notice at least 24 hours prior to entering the Premises for any of the purposes set forth in this Section 11, except in the case of an apparent or actual emergency), and, during the continuance of any of such work, to temporarily close doors, entryways, surface and/or garage parking areas, and common areas in the Project and to interrupt or temporarily suspend Building Services and facilities, all without affecting Tenant's obligations hereunder, so long as the Premises remain tenantable;

(5)     To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided Tenant is not thereby excluded from uses expressly permitted herein;

(6)     To show the Premises to prospective purchasers, tenants (within the last six months of the Term), brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's intended use of the Premises;

(7)     To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Project, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's intended use of the Premises; ..

(8)     To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within twenty-one (21) days after such receipt or collection a check equal to the amount sent by Tenant;

(9)     To alter, relocate, reconfigure, reduce 'and withdraw the common areas located outside the Building, including parking and access roads, as long as the Premises remain reasonably accessible;

(10)     To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

12.           DEFAULT OF TENANT.

 An Event of Default shall exist under this Lease, if:

(1)     Tenant does not pay Rent as required under this Lease, including any installment of Monthly Rent, costs of Landlord's Work, if any, or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent, although no legal or formal demand has been made, provided that there shall exist no Event of Default unless Tenant shall have been given written notice of such nonpayment and shall not have made the payment within five (5) days following the giving of such notice, provided, however, Landlord shall not be required to provide more than one (1) written notice of default to Tenant in any one twelve (12) month period during the Lease Term;

(2)     Tenant materially violates or does not perform any of the provisions of this Lease required of Tenant, provided that, on up to three (3) occasions during the Lease Term, there shall exist no Event of Default unless Tenant's violation or nonperformance of any of those provisions continues for a period of thirty (30) days after written notice thereof has been delivered by Landlord to Tenant or, in cases where the violation or nonperformance cannot be corrected within thirty (30) days, Tenant does not begin to correct the violation or nonperformance within thirty (30) days after receiving Landlord's written notice and/or Tenant thereafter does not diligently pursue the correction of the violation or nonperformance to completion within sixty (60) days after receiving Landlord's written notice;

 (3)     Tenant abandons the Premises without paying the Rent when due;

(4)     this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in a manner permitted herein;

(5)     Tenant does not obtain the release of any mechanic's lien as required by this Lease;

(6)     this Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

(7)     Tenant, its employees or invitees do not comply with the rules and regulations pertaining to parking space usage described in Section 1.3, provided that there shall exist no Event of Default unless Tenant shall have been given written notice of such failure to comply and Tenant shall not have cured the noncompliance within ten (10) days following the giving of such notice, provided, however, Landlord shall not be required to provide more than one (1) written notice of default for failure to comply with the rules and regulations pertaining to parking space usage to Tenant during the Lease Term; or

 (8)     an Event of Bankruptcy occurs, as specified in Section 3 1.14.

    13.           LANDLORD REMEDIES.

13.1           Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

13.2           Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of ten percent (10%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting. Any leasing costs associated with the reletting of the Premises shall be prorated to the extent that the term of the reletting extends beyond the date on which this Lease would have expired but for the termination under this Section 13.2.

13.3           Possession Termination. Damages If Landlord terminates Tenant's right to possession without terminating the Lease, Landlord shall use its best efforts to relet the Premises for such rent, for such time, and upon such commercially reasonable terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including reasonable costs of repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

13.4     Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed. If either party brings any legal action or proceeding against the other to enforce or interpret this Lease or otherwise arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit and enforcing the judgment,, awarded to it, including without limitation, reasonable attorney fees.

    14.           SURRENDER. Upon the expiration of the Term of this Lease or the early termination of this Lease or the termination of Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord broom clean and in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any Alterations, then Tenant shall remove the Alterations as required under Sections 5.5 and 5.6 in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

    15.           HOLDING OVER. In the event Tenant does not immediately surrender the Premises on the date of expiration of the term of this Lease or any extension period thereof or the early termination of this Lease or upon the termination of Tenant's right to possession of the Premises, Tenant shall, by virtue of this Section 15, become a Tenant by the month and hereby agrees to pay to Landlord a Monthly Rent, in advance, equal to 150% of the sum of (A) the Monthly Rent in effect during the last month of the term of this Lease as it may have been extended, plus (B) the Estimated Payment required to be made with Monthly Rent pursuant to Section 2.6 (the "Holdover Rate"). The month-to-month tenancy shall commence with the first day after the expiration of the term of this Lease. Tenant as a month-to-month Tenant shall continue to be subject to all of the conditions and covenants of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Premises. Tenant shall also be liable to Landlord for any expenses or damages (including consequential damages) reasonably incurred by Landlord and caused by Tenant's holdover (including space planning expenses, legal fees and commissions for a prospective new Tenant for the Premises). In the event Tenant holds after the expiration of the term of the Lease or extension period thereof, and Landlord desires to regain possession of the Premises promptly at the expiration of the term of this Lease or extension period hereof, then at any time prior to Landlord's acceptance of modified Monthly Rent from Tenant as a month-to-month Tenant hereunder, Landlord may declare Tenant to be a tenant at sufferance and Landlord may forthwith re-enter and take possession of the Premises by any legal process in force in the jurisdiction in which the Project is located.

    16.           SUBORDINATION, NONDISTURBANCE AND ATTORNMENT.

16.1           Subordination. Subject to the nondisturbance provisions set forth in Section 16.2 below, this Lease is subject and subordinate to (i) the lien of all and any existing or future mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments); (ii) all and any ground leases; and (iii) any protective covenants; which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Premises is a part, or Landlord's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document, subject to the restrictions in Section 16.2 below and provided the information contained therein is true and correct. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant if Tenant does not execute the certificate or document within ten (1 0) days after receipt thereof. This power of attorney is coupled with an interest.

16.2           Nondisturbance. Notwithstanding Section 16.1, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, ground lease or protective covenants now or hereafter placed upon the Project if the holder of such mortgage or deed of trust or the Landlord under such ground lease or the declarant under such protective covenants will grant to Tenant a non-disturbance agreement, using the form of document then being employed by such holder, Landlord or declarant for such purposes, which will provide that Tenant, notwithstanding any default of Landlord hereunder, shall have the right to remain in possession of the Premises in accordance with the terms and provisions of this Lease for so long as Tenant shall not be in default under this Lease.

16.3           Attornment. Tenant agrees that in the event any proceedings are brought for the foreclosure of any such mortgage or for the termination of such ground lease, Tenant shall attorn to the purchaser at such foreclosure sale or the ground Landlord, if requested to do so by such purchaser or the ground Landlord. Tenant shall also recognize such purchaser as the Landlord under this Lease. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed or such ground lease is terminated.

16.4            Mortgagee's Unilateral Subordination. Notwithstanding anything herein to the contrary, any mortgagee or ground Landlord may at any time subordinate the lien of its mortgage or its ground lease to the operation and effect of this Lease without Tenant's consent by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to such mortgage or ground lease and thereafter such mortgage or ground Landlord shall have the same rights as it would have had if this Lease had been executed, delivered and recorded before the mortgage or ground lease (and not subordinated thereto).

16.5           Notice to Mortgagees. If the Project, the Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and Tenant is given written notice thereof, including the post office address of such assignee, then Tenant may not pursue any remedy for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee. The notice shall specify the- default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Landlord.

    17.           ASSIGNMENT AND SUBLETTING.

17.1           Assignment and Subletting. Tenant may not assign or otherwise transfer this Lease, or sublet (including permitting occupancy or use by another party) the Premises, or any part thereof, except in accordance with this Section 7 17.

17.2           Tenant's Proposed Assignment or Subletting. Tenant shall give Landlord at least fifteen (15) days prior written notice of Tenant's desire to assign this Lease or sublet all or any part of the Premises and Tenant shall include with the written notice a copy of the proposed sublease or assignment document. In the event Tenant seeks permission to sublease a part of the Premises, the notice shall also identify the area of the Premises Tenant seeks to sublease and the intended term of the sublease. Landlord shall notify Tenant of its approval or rejection of Tenant's request to assign or sublease within fifteen (15) days after receipt of Tenant's notice of intent to assign or sublease; said approval not to be unreasonably withheld. The non-monetary terms and conditions of such sublease shall be the same terns and conditions as set forth in this Lease. Notwithstanding anything contained herein to the contrary, however, the Landlord's consent shall not be required for any assignment to any affiliate ("Affiliate") of the Tenant (an Affiliate is an entity which is controlled by, controls, or is under common control with, Tenant) or any person who acquires all or substantially all of the assets of Tenant in a sale, merger or similar transaction provided that (i) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate or person (including evidence of the assignee's assumption of Tenant's obligations under this Lease in the event of an assignment), s(ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any existing Lease at the Property, and (iv) the net worth of such Affiliate or person is at least equal to the net worth of Tenant as of the date of this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "Affiliated Assignee." "Control," as used in this Article 17, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

17.3           Tenant's Right to Assign or Sublet. Tenant may assign this Lease or sublet all or any part of the Premises within 120 days after the date that the fifteen (15) day period . referenced above expires. Except as provided above, Tenant shall be required, however, to obtain Landlord's prior written consent to any assignment or any sublease, which consent will not be unreasonably withheld. In the event that Tenant does not deliver to Landlord any sublease or assignment agreement, fully executed by the parties thereto, within the 120 day period, Tenant may not assign this Lease or sublet the Premises without first obtaining Landlord's prior consent to the proposed assignment or sublease as required under Section 17.2.

17.4           Tenant to Remain Liable. Tenant shall remain liable for all of its obligations as primary obligor (and not as surety or guarantor) for the payment of all rental due hereunder, and for the full and faithful observance and performance of the covenants, terms and conditions herein contained, notwithstanding any assignment or subletting of all or a portion of the Premises or any consent by Landlord to any such assignment or subletting.

17.5           Landlord's Expenses. Tenant shall reimburse Landlord for, as additional rent, all costs and expenses, including reasonable attorney's fees, which Landlord incurs by reason of or in connection with any assignment, sublease, or leasehold mortgage proposed or granted by Tenant (whether or not permitted under this Lease), and all negotiations and actions with respect thereto, such additional rent to be due and payable within fifteen (15) days of receipt of a statement of such costs and expenses from Landlord. Any assignment or subletting shall be effected on forms supplied or approved by Landlord.

17.6           Other Transfers. No assignment of this Lease shall be effectuated by operation of law or otherwise without the prior written consent of Landlord. For the purposes of this Lease, the transfer of twenty-five percent (25%) or more of the voting stock of Tenant, if Tenant is not a publicly held corporation, shall be deemed an assignment of this Lease requiring the approval of Landlord required above. Notwithstanding the above, the Landlord shall consent to any sublease or assignment of this Lease to any person who acquires all or substantially all of the assets of Tenant in a sale, merger or similar transaction provided that (i) Tenant notifies Landlord in writing of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease (including evidence of the assignee's assumption of Tenant's obligations under this Lease in the event of an assignment), (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such assignment or sublease does not cause Landlord to be in default under any existing Lease at the Project, and (iv) the net worth of such person is at least equal to the net worth of Tenant as evidenced by Tenant's 2002 audited financial statements as determined by a mutually agreed upon independent certified public accountant ("CPA"). If the parties are unable to agree upon one (1) independent CPA within fifteen (15) days after Tenant has submitted to Landlord all of the documents and information requested by Landlord, then both Landlord and Tenant shall submit the name of its designated CPA to the other party and those two (2) shall then appoint a third CPA to make the determination set forth above. If only one CPA shall have been given to the other party within such fifteen (15) day period, that sole CPA shall render the determination which would otherwise have been made as hereinabove provided. Consent by Landlord to one or more assignments under this Section 17.6 shall not operate as a waiver of Landlord's rights as to any subsequent assignments.

17.7           No Waiver. Landlord's collection or acceptance of rent from any assignee of Tenant shall not constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from giving Landlord the 15-day notice or from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant is in default of any term or provision of this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes and directs each such subtenant, upon notice from Landlord, to pay the rent directly to Landlord, the collection or acceptance of rent from any subtenant in such instance not to constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, except to the extent such rent payments received by Landlord satisfies rent obligations required under this Lease.

17.8           Excess Rental. In the event that the rental due and payable by a sublessee (or a combination of the rental payable under such sublease, plus any bonus or other consideration thereof incident thereto) exceeds the Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of such excess rental and other excess consideration, excluding broker commissions actually paid by Tenant, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be.

17.9           Effect on Renewals or Expansions. If Tenant assigned the Lease or if, at any point Tenant has subleased fifty percent (50%) or more of the rentable area of the Premises, any rights of Tenant to renew this Lease, extend the Lease Term, or to lease additional space in the Project shall be extinguished, and will not be transferred to the subtenant or assignee. Further, an exercised option to renew this Lease, extend the Lease Term or lease additional space in the Project shall at Landlord's election be voided if Tenant requests Landlord's approval to sublet any part of the Premises or assign the Lease between the date Tenant exercises its option to renew this Lease, extend the Lease Term or lease additional space in the Project and the commencement date of such exercised option.

17.10   Encumbering of the Premises. Tenant may not mortgage or encumber this Lease without the prior written consent of Landlord which consent shall not be unreasonably withheld.

17.1 1   Profit Sharing. Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or license in the possession, use, occupancy or utilization of any part of the Premises.

17.12    Bankruptcy. Notwithstanding anything to the contrary contained in this Lease, if a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease, and assigns such rights to any third party, the Monthly Rent to be paid hereunder by such party shall be increased to the then current Monthly Rent (if greater than then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party's occupancy of the Premises.

    18.           CONVEYANCE BY LANDLORD. Landlord may freely and fully transfer, convey and assign its interest hereunder. In the event of any sale or transfer of the Project by operation of law or otherwise by the party named as Landlord hereunder (or any subsequent successor, transferee or assignee), then the party whose interest is thus sold or transferred shall be and is completely released and forever discharged from and with respect to all covenants, obligations and liabilities as Landlord under this Lease arising after the date of such sale or transfer (except the obligation to return to Tenant any security deposit not delivered to its transferee).

    19.           ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord an estoppel certificate in the form of Exhibit E provided that the information contained therein is true and correct. Any such estoppel certificate may be relied upon by any owner of the Project, any prospective purchaser of the Project (or an interest therein or in Landlord), any mortgagee or prospective mortgagee of the Project or of Landlord's interest, or any prospective assignee of any such mortgage, any ground Landlord or prospective ground Landlord or any prospective assignee of any such ground lease. If Tenant does not deliver such certificate within that time shall constitute an Event of Default and shall conclusively be deemed an admission by Tenant of the matters set forth in the certificate.

    20.           SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions, and agreements under this Lease, and Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit toward the cure of any default by Tenant, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the Security Deposit to its original amount and failure to restore the Security Deposit promptly after demand by Landlord shall constitute an Event of Default. In the event Tenant does not perform its obligations or to accept the Premises on the appropriate Commencement Date provided herein, the Security Deposit shall not be deemed liquidated damages, and Landlord may apply the Security Deposit to reduce Landlord's damages, and such application of the Security Deposit shall not cure Tenant's default or preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. Landlord shall not be required to keep the Security Deposit separate from, and may commingle the Security Deposit with, its general funds. Tenant shall not be entitled to any interest on the Security Deposit, but Landlord may maintain the Security Deposit in one or more interest bearing accounts and any accrued interest upon the Security Deposit shall be deemed to accrue to the benefit of Landlord. Within sixty (60) days following the expiration of the term of the Lease, as it may be extended pursuant to the provisions hereof, Landlord shall return any Security Deposit (or the portion thereof) not applied to a default. If Landlord transfers the Security Deposit to any transferee of the Project or Landlord's interest therein, then such transferee shall be liable for the return of the Security Deposit, and Landlord shall be released from all liability for the return thereof upon providing written notice to Tenant of the name and address of the transferee. No Mortgagee shall be liable for the return of the Security Deposit unless the Mortgagee actually receives the Security Deposit.

    21.           FORCE MAJEURE. Neither Landlord nor Tenant shall be in default under this Lease to the extent such party is unable to perform any of its obligations that can be performed (other than the payment of Rent or inability to meet any other monetary obligations of Tenant under this Lease) on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of the nonperforming party.

    22.           Intentionally left blank.

    23.           NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person, by certified mail, return receipt requested, or by registered mail, postage prepaid:

If to Landlord:

Best Property Fund, L.P.
C/O Koll Bren Schreiber Realty Advisors, Inc.
4343 Von Karman Avenue
Newport Beach, California 92660
Attn: Samuel DePoy

with simultaneous copies to:

Best Property Fund, L.P.
C/O Transwestern Commercial Services
8310 South Valley Highway, Suite 125
Englewood, Colorado 80112-5806

and to:

Murray Franke Greenhouse List & Lippitt LLP
Granite Building, Second Floor
1228 Fifteenth Street
Denver, Colorado 80202
Attn: Thomas M. List, Esq.
Telephone: (303) 623-4500
Facsimile: (303) 623-0960

and if to Tenant, at Tenant's Address for Notices stated in Part I of this Lease with a copy to:

Krendl Krendl Sachnoff & Way
370 17th Street, Suite 5350
Denver, Colorado 80202
Attn: James R. Krendl, Esq.
Telephone: (303)629-2600
Facsimile: (303)629-2606

Landlord may also give notice to Tenant by telecopier at the number shown in Item 20 of Part I of this Lease. The party to receive notices and the place notices are to be sent for either Landlord or Tenant may be changed by notice given pursuant to the provisions of this Section 23.

    24.           QUIET POSSESSION. Landlord covenants that if Tenant pays the rent and performs all of the provisions specified in this Lease to be performed by Tenant, Tenant shall, for the term of this Lease, freely, peaceably and quietly occupy and enjoy the fill possession of the Premises without molestation or hindrance by Landlord or its Agent, subject to the rights of any mortgage holders, Landlords under any ground lease, rights under protective covenants, the effect of any applicable laws, and any title encumbrances of record with respect to the Land. .

    25.           REAL ESTATE BROKER. Landlord and Tenant each represent and warrant one to another that neither of them has employed any broker in carrying on the negotiations, or had any dealings with ..any broker, relating to this Lease, other than the Broker(s) identified in Part I of this Lease. The Broker(s) identified in Part I of this Lease shall not be entitled to any commission from Landlord arising out of any future modifications, amendments, extensions or renewals of this Lease or expansions of the Premises. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

    26.           UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

    27.           HAZARDOUS MATERIALS.

27.1 Definition. For purposes of this Lease, "Hazardous Materials" means any pollutants, flammable or ignitable explosives, radioactive materials, or hazardous, toxic, corrosive or dangerous waste, substances or related materials, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises or the Project, including, but not limited to, asbestos, lead-based paints, radon, polychlorobiphenyls, petroleum products and byproducts, including, but not limited to, underground storage tanks and other petroleum-related matters. Hazardous Materials shall include substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "toxic substances," "asbestos-containing materials" or similarly identified in the Comprehensive Environmental Response, Compensation, and Liability Act, as now or hereafter amended; in the Hazardous Materials Transportation Act, as now or hereafter amended; in the Resource Conservation and Recovery Act, as now or hereafter amended; in the Colorado Asbestos Control Act, 25-7-501, et seq., C.R.S., as now or hereafter amended; and in any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; and shall include any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended; and any "toxic pollutant" or "pollutant" under the Clean Water Act, as now or hereafter amended, or under the Colorado Water Quality Control Act; or any hazardous air pollutant under the Clean Air Act, as now or hereafter amended, and any "hazardous waste" as defined in. 25-15-101 of the Colorado Revised Statutes (collectively, the "Hazardous Materials Laws").

27.2           Release Prohibited. Tenant shall not cause or permit the storage, use, generation, release or disposition of any Hazardous Materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors; provided that Tenant shall be permitted to store on the Premises, and use within the Premises small quantities of those materials typically associated with the use of space for normal office purposes (e.g., photocopier toner, typewriter correction fluids and typical cleaning fluids) in compliance with all Hazardous Materials Laws. Tenant shall not permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (2) all claims made or threatened by any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises.

27.3           Indemnification. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its Agent, and employees harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Section. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord, its Agent, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Land to their condition existing prior to the appearance of Tenant's Hazardous Materials on the Premises. Tenant's obligations under this Section 27 will survive the expiration or other termination of this Lease or the early termination of Tenant's right to occupy the Premises.

    28.            EXCULPATION. In the event Landlord shall be in default under this Lease, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Project as the same may then be constituted and encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interests in the Project. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sale remedy for recovering upon such claim shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder. Tenant waives any and all claims arising under this Lease against Landlord's officers, directors or employees.

    29.           SIGNS AND ADVERTISEMENTS.

29.1           Tenant's Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, except with Landlord's prior written consent and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Landlord. If any such sign, advertisement or notice is exhibited without first obtaining Landlord's written consent, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord by the removal, as additional rent.

29.2           Landlord's Signs. Landlord shall display Tenant's name on the Building directory and at the entrance to the Premises in the size and style of lettering used by Landlord, at Landlord's expense.

    30.           TENANT'S EQUIPMENT.

30.1           Electric Equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, word processing machines, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, desktop personal computers, computer services, telecopiers, microwave ovens and other business machines and equipment normally employed for general office use which do not require high electricity consumption for operation (except to the extent such equipment is installed in accordance with approved plans for the tenant improvements in Exhibit B or Alterations approved by Landlord as required by Article 5 of this Lease and for which Landlord waived in writing Landlord's right to require additional payment for the operation of such Equipment (the "Approved Equipment") without obtaining the prior written consent of Landlord, who may condition such consent upon payment by Tenant of additional rent reasonably calculated to compensate Landlord for actual expenses incurred for additional consumption of electricity and/or other utility services. Such additional rent shall be in addition to Tenant's obligation to pay its proportionate share of increases in Operating
Expenses.

30.2           Excess Electricity. Use If any or all of Tenant's equipment that is "Approved Equipment" requires electricity consumption in excess of the capacity of the electrical system installed by Landlord in the Premises, all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Tenant's equipment shall be installed by Landlord at the cost and expense of Tenant. If Landlord determines at any time, in Landlord's reasonable discretion, that Tenant is using excess utilities based on the proportion of Tenant's use to the use of such utility services by other tenants in the Building, or if Tenant's equipment (including lighting) is to be consistently operated beyond the Normal Building Hours, Landlord may install or require Tenant to install, at its option: (i) a separate electric meter for the Premises at Tenant's sole cost and expense; or (ii) a separate meter for the specific equipment that is causing Tenant's excessive consumption of electricity at Tenant's sole cost and expense. Prior to installation of a separate meter, Landlord shall notify Tenant of the anticipated costs or charges associated with the installation of a separate meter. In the event Landlord installs or requires to be installed a separate meter for the Premises, Tenant shall then pay the cost of electricity it consumes as recorded by such meter directly to the electric company, and an appropriate adjustment shall be made to Tenant's proportionate share of Operating Expenses to reflect Tenant's reduced consumption of electricity because of such separate metering of the Premises. In the event the specific equipment is separately metered, Tenant shall be billed periodically by Landlord based upon such consumption and no adjustment shall be made to Tenant's proportionate share of Operating Expenses. Landlord agrees that Tenant's additional HVAC for Tenant's server room as detailed in the drawings prepared by MOA Architectural Partnership dated February 14,2003, shall not be deemed "Excess Electricity Usage".

30.3           Changes to Building Systems. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, fire safety system, security system, or electrical system of the-Premises or the Project without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

30.4           Location of Equipment. Landlord shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, books and library materials, and safes which Tenant intends to install or locate within the Premises. Tenant shall obtain Landlord's prior review and approval before installing or locating heavy equipment and fixtures in the Premises, and if installation or location of such equipment or fixtures, in Landlord's opinion, requires structural modifications or reinforcement of any portion of the Premises or the Project, Tenant agrees to reimburse Landlord, as additional rent, for any and all costs incurred by Landlord to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Tenant installing or locating such equipment or fixtures in the Premises. Tenant shall reimburse Landlord within thirty (30) days of receipt of any statement setting forth those costs.

    31.           MISCELLANEOUS PROVISIONS.

31.1           No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

31.2           No Representations. by Landlord. Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Premises or the Project except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

31.3           Waiver of Jury Trial.  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

31.4           Late Charges. If Tenant does not pay any installment of Monthly Rent, additional rent, or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of two percent (2%) of the amount of such payment or Two Hundred Fifty dollars ($250.00). In addition, such overdue payment shall bear interest at a rate equal to two percent (2%) per month, accruing from the date such installment or payment became due and payable to the date of payment thereof by Tenant. Such late charge and interest shall constitute additional rent due and payable to Landlord by Tenant upon the date of payment of the delinquent payment referenced above.

31.5           Rules and Regulations. Tenant, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C and such other reasonable rules and regulations or amendments to the existing rules and regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Project, which other rules and regulations and amendments shall be consistent with the terms of this Lease and general good business practices, provided a copy thereof is sent to Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to endorse such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licenses, customers, clients, family members or guests. Landlord shall not discriminate against Tenant in the enforcement of any rule or regulation.

31.6           Financial Statements. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord, to deliver to Landlord the most current financial statements of Tenant and any guarantor of this Lease, and written evidence of ownership or ownership interest if Tenant is other than a sole proprietor, together with such other information regarding the financial condition of such persons or entities as Landlord may reasonably request. All such statements and information furnished to Landlord shall be true, correct and complete. Landlord agrees to maintain such statements and information in confidence and not to use or disclose such statements or information to any third parties not associated with Landlord or having an interest in this Lease.

31.7           Rentable Area. The rentable square footage figures for the Building and the Premises set forth in Part I of this Lease have been computed in accordance with generally accepted architectural standards. The rentable area of the Premises is hereby stipulated for all purposes hereof to be the number of rentable square feet stated in Part I, Item 3 of the Lease, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Premises for occupancy. If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building or the Project, partial destruction thereof, modification to building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustments in the computations as shall be necessary to provide for any such change.

31.8           Intentionally Left Blank.

31.9           Waiver. If either party institutes legal or administrative proceedings against the other party and a compromise or settlement thereof is made, the same shall not constitute a waiver of either party's obligations to comply with any covenant, agreement or condition, nor of any either party's rights hereunder, except to the extent expressly agreed in the compromise or settlement. No waiver by either party of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord (or any party designated by Landlord to receive any payments of rent) of a lesser amount than the amount of rent due Landlord shall be deemed to be other than payment on account of the earliest stipulated rent. Acceptance of Monthly Rent or any other amounts paid by Tenant shall not be construed as a waiver of any or all of Landlord's rights and remedies. In addition, no endorsement or statement on any check or letter accompanying a check for payment of such rent shall be deemed an accord and satisfaction. Landlord, or any party designated by Landlord, may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord, nor as a release of Tenant, but the same shall be taken to be a payment on account of Tenant. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease..

31.10                      Landlord's Entry. Entry in the Premises for inspections, repairs, alterations, improvements and installations by Landlord, its Agent, employees or contractors pursuant to Section 11 and the exercise by Landlord of Landlord's rights reserved in Section 11 shall not constitute a breach by Landlord of this covenant, nor entitle Tenant to any abatement or reduction of rent. In addition, planned activities of Landlord, whether in the form of renovation, redecoration or rehabilitation of any area of the Project, including the lobby, common areas, and any of the surrounding public spaces by Landlord or in the form of organized activities, public or private, shall not be deemed a violation by Landlord of Landlord's covenant of quiet enjoyment benefiting Tenant.

31.11                      No Option. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

31.12                      Use of Certain Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term "Landlord" means only the owner of the Project and the Landlord's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "including without limitation." References to "Items" shall mean the numbered paragraphs in Part I of this Lease. References to "Sections" shall mean the numbered sections (and all subsections thereto) in Part I1 of this Lease or the Addendum, as indicated by the context of such reference. References to "Paragraphs" shall mean the numbered paragraphs (and all subparagraphs thereto) in the Work Letter attached to this Lease.

31.13                      Benefit and Burden. The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 17, each of their respective representatives, successors and permitted assigns.

31.14                      Bankruptcy.

(1) The following shall be Events of Bankruptcy under this Lease: (i) Tenant's or any guarantor's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (ii) appointment of a receiver or custodian for any property of Tenant or any guarantor; (iii) the filing of a voluntary petition by Tenant or any guarantor under the provisions of the Bankruptcy Code or Insolvency Laws; (iv) the filing of an involuntary petition against Tenant or any guarantor as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (a) is not dismissed within 60 days of filing, or (b) results in the issuance of an order for relief against the debtor; (v) Tenant's or any guarantor's making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (vi) Tenant or any Guarantor of this Lease shall admit in writing its inability to pay its debts as they mature.

(2) Upon the occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Section 13, provided, however, that Landlord shall not exercise such rights and remedies while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, if the Bankruptcy Code prohibits the exercise of such rights and remedies.

31.15                      Time of the Essence. With respect to each of the parties obligations under this Lease, time is of the essence.

3 1.16                      Savings Clause. If any provision of this Lease or the application thereof to any person or circumstance is to any extent held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

31.17                      Corporate Tenant. If Tenant is or will be a corporation or other business entity, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is duly formed and duly qualified and authorized to do business in the State of Colorado; and that the person or persons executing this Lease on behalf of Tenant are duly authorized to sign and execute this Lease on behalf of Tenant. Upon request of Landlord to Tenant, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with the provisions of this Section 31.17. Further, Tenant agrees to promptly execute all necessary and reasonable applications or documents c o d i n g such registration as requested by Landlord or its representatives, or as required by the State of Colorado or other applicable authority to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Premises. Any delay by Tenant or if Tenant does not submit such application or document so executed shall not serve to delay the Commencement Date or delay or waive Tenant's obligations to pay Rent hereunder.

31.18                      Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each of them shall be joint and several. In like manner, if Tenant is a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each individual who was, is or becomes a member of such partnership or association at any time from the date of execution of this Lease to and including the expiration or earlier termination of the term of this Lease, shall be joint and several.

31.19                      Landlord's Right to Cure. Landlord shall not be in default under this Lease unless Landlord does not perform a material obligation required of Landlord within a reasonable time, but not later than thirty (30) days after written notice describing the default by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address has previously been furnished to Tenant in writing, specifying the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord or any such mortgagee commences performance within such 30-day period and thereafter diligently prosecutes it to completion. Tenant further agrees that if Landlord shall not have cured the default within the time provided, then any holder of a ground lease, deed of trust, mortgage or security instrument now or hereafter placed upon the Project (a "Mortgagee") shall have an additional thirty (30) days following a second notice from Tenant within which to cure the default. If the default cannot be cured within that time, Mortgagee shall have such additional time as may be necessary provided that within the thirty (30) days, Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect its cure). Tenant waives any and all claims to consequential damages against Landlord that may arise in connection with this Lease or the Project.

31.20                      Light and Air Rights.. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other Tenants of the Building

31.21                      Governing Law. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by the laws of the State of Colorado.

31.22                      Business Day/Working Day. The term "business day" and "working day" are terms describing each calendar day Monday through Friday except any holiday identified specifically or generically in Exhibit "I?' falling on one of such calendar days.

31.23                      No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

31.24                      Entire Agreement. All Exhibits referred to in this Lease and any Addendum attached to this Lease are hereby incorporated into this Lease as if fully set forth herein. This Lease, together with all Exhibits referred to in this Lease, contains and embodies .the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and the Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. All references in this Lease to Sections are intended to refer to sections in this Lease and all references to Exhibits or refer to exhibits attached to this Lease.

31.25                      Inducement Recapture in Event of Default. Any agreement by Landlord for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, including, but not limited to, any unamortized tenant finish allowance, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the term hereof as the same may be extended. Upon the occurrence of a Default (as defined in Article 12) of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no W e r force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said event of default by Tenant. The acceptance by Landlord of rent or the cure of the event of default which initiated the operation of this Article. 31.25 shall not be deemed a waiver by Landlord of the provisions of this Article 3 1.25 unless specifically so stated in writing by Landlord at the time of such acceptance.

31.26                      Satellites/Antennas. Tenant, at its sole cost and expense, shall have the right to erect, install and operate for its own use only a satellite business terminal system ("Satellite Business Terminal System") and related cabling necessary for its proper operation on the roof and in the interior of the Building. Prior to installation or construction of the Satellite Business Terminal System, Landlord shall approve, which approval shall not be unreasonably withheld or delayed, the proposed design, location and construction thereof. The installation of any Satellite Business Terminal System by Tenant hereunder shall fully comply with any applicable covenants, conditions and restrictions of any local or state ordinance and any other reasonable criteria established for the Building by Landlord. The installation of any Satellite Business Terminal System on the Premises or the Building by or for Tenant shall be subject to the provisions of Article 5 and Tenant shall, upon expiration or earlier termination of this Lease or any extensions thereof or the early termination of Tenant's right to occupy the Premises, remove all components of the Satellite Business Terminal System and repair and restore any damage caused by their installation or removal. Landlord shall not charge rent for the use of any roof space by Tenant. Tenant may not permit any other person to use the Satellite Business Terminal System nor shall the Satellite Business Terminal System be installed or located in any location not previously approved by Landlord, whether within the interior of the Building or on the roof without the prior written consent of Landlord which consent shall be in Landlord's sole and absolute discretion.

LANDLORD:

BEST PROPERTY FUND, L.P., a Delaware
limited partnership

By: Koll Bren Schreiber Realty Advisors, Inc., a
Delaware corporation, as its Agent

By:  /s/ Samuel DePoy
Name:  Samuel DePoy
Title:  Vice President

TENANT:

PREMIER DATA SERVICES, INC., a
Delaware corporation

By:  /s/ Richard  V Souders
Name:  Richard  V Souders
Title:  President & CEO

ADDENDUM

1.           Extension Option, Subject to Subsection b and d below, Tenant may at its option extend the Term of this Lease for two (2) successive periods of three (3) years each ("Renewal Option”). Each such period is called a "Renewal Term", and the first such three (3) year period is called the "First Renewal Term” and the second such three (3) year period is called the "Second Renewal Term". Each Renewal Term shall be upon the same terms contained in this Lease of this Lease and except for the payment of Monthly Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options. If Tenant does not properly exercise its right to extend the Lease for the First Renewal Term, any future options to renew or extend the Term of the Lease hereunder shall be cancelled.

a.           The Monthly Rent during a Renewal Term shall be the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable second generation space in the Building and other first class office buildings in the vicinity of the Building.

b.    To exercise any option, Tenant must deliver an initial nonbinding notice to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Term of this Lease, or the first Renewal Term, as the case may be. Thereafter, the Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection c below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant does not timely give its initial nonbinding notice, Tenant will be deemed to have waived its option to extend.

c.    Market Rate shall be determined as follows:

(i)     If Tenant provides Landlord with its initial nonbinding notice of exercise pursuant to Subsection B above, then at some point between twelve (12) and nine (9) months prior to the commencement of the applicable Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. Within seven (7) days of receipt of Landlord's notice stating the Market Rate, Tenant shall: (1) notify Landlord in writing of its binding exercise of its option to extend which, shall state Tenant's acceptance of the Market Rate or (2) notify Landlord in writing of its binding exercise of its option to extend which shall state both Tenant's rejection of Landlord's determination of the Market Rate and Tenant's good faith estimate of the Market Rate. If Tenant does not provide a written notice under clause (1) or (2) in the preceding sentence, Tenant will be deemed to have waived all remaining options to renew or extend the time of the Lease. If Tenant rejects Landlord's determination of the Market Rate, but does not specify its good faith estimate of the Lease for

The Point Final 2-19-03                                                                Addendum -- Page 1

Market Rate, Tenant shall be deemed to have exercised its option to extend and accepted the Landlord's Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection (the "Market Rate Negotiation Period"'), then the Renewal Option shall be null and void and the Lease shall terminate as of the expiration of the Lease Term or the First Renewal Term, as the case may be.

        d.    Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in material default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease, or sublet any portion of the Premises under a sublease.

2.           Right of Expansion. Provided that no material event of default or sublease has ever occurred under any term or provision contained in the Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default either on the date Tenant exercises its Expansion Option (as defined herein) or upon the commencement of the Expansion Term (as defined herein) and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, and subject to any extension, expansion, option or modification rights granted to other tenants of Landlord in the Building prior to the date of this Lease, Tenant shall have the right and option (the "Expansion Option") during the first year of the Lease Term only, to expand the Premises to include up to an additional 3,000 rentable square feet of contiguous space to the Premises for use by Tenant ("Expansion Space") for the remainder of the then remaining Lease Term (the "Expansion Term") under the same terms, conditions and covenants contained in this Lease, except that (a) no abatements, inducements or other concessions, if any, applicable to the Lease Term shall apply to the Expansion Term, provided, however, Landlord agrees, at its sole cost and expense, to "turnkey" the Expansion Space in accordance with working drawings to be completed by Landlord's architect at the time of the exercise of the Expansion Option by Tenant so as to provide for the construction of tenant improvements in the Expansion Space which tenant improvements shall be consistent, in terms of costs and materials used, with the original tenant improvements constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B; (b) the Base Rent shall be equal to the then Base Rent in effect for the Premises for the remainder of the Lease Term; (c) Tenant shall have no further Expansion Option; and (d) monthly parking charges will reflect the existing rate effective at the time of the commencement of the Expansion Term. To exercise its Expansion Option hereunder, Tenant shall provide written notice ("Expansion Notice") to Landlord at any time within the first year of the Lease Term. Failure by Tenant to provide the Expansion Notice within the time limits set forth herein shall constitute a waiver of such Expansion Option.

3.           Right of First Refusal. Provided that no material event of default or sublease has ever occurred under any term or provision contained in the Lease and no condition exists which with the passage of time or the giving of notice or both would constitute an event of default either on the date Tenant exercises its First Refusal Right (as defined herein) or upon the commencement of the lease term for the ROFR Space (as defined herein) and provided that Tenant has continuously

The Point Final 2-19-03                                                                Addendum -- Page 2

occupied the Premises for the Permitted Use during the Lease Term, if during the Term of this Lease, space on the second floor of the Building is available to lease, which shall exclude prior rights granted to other tenants, renewals of existing leases or expansion options (hereinafter the "ROFR Space"), prior to leasing the same to any third party, Landlord shall offer to lease such space to Tenant upon the terms and conditions as proposed by such third party and acceptable to Landlord (the "First Refusal Right").

a.           Tenant shall have a period of five (5) business days after receipt of Landlord's notice in which to accept the Landlord's offer. If Tenant does not timely exercise its rights with respect to the ROFR Space specified in Landlord's notice, Landlord may lease the ROFR Space to any third party without complying with the provisions of this paragraph and affording Tenant the right to exercise the First Refusal Right with respect to the ROFR Space specified in Landlord's notice.

b.           If Tenant elects to exercise the offer, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the terms of the ROFR Space, which amendment will be executed and delivered promptly after Tenant exercises the First Refusal Right.

c.    Tenant's First Refusal Right shall be available only if, as of the date of Landlord's notice of offer, Tenant (i) shall not be in material default under the Lease; (ii) shall not have sublet more than twenty-five percent (25%) of the Premises nor assigned its interest in the Lease nor abandoned the Premises.

d.    The base rent applicable during the Lease term shall be a rate Landlord would lease the ROFR Space to a third party as of the date of Landlord's notice, for a lease term scheduled to commence when the ROFR Space will be added to the Premises.

e.    Tenant must take all of the ROFR Space offered and may not elect to lease only a part thereof,

The Point Final 2-19-03                                                                Addendum -- Page 3

EXHIBIT "A"

FLOOR PLAN, PREMISES

 (To Be Attached)

The Point Final 2-19-03            A-1

EXHIBIT "B"

WORK LETTER

Landlord agrees to have certain tenant improvements done in the Premises and Landlord agrees to deliver the Premises to the Tenant and construct the tenant improvements at its sole cost ("Landlord Work") in reasonable accordance with the plans and specifications approved by Landlord and Tenant dated February 14, 2003, prepared by MOA Architectural Partnership ("Approved Plans and Specifications"). The Approved Plans and Specifications are subject to further revisions as agreed upon by Landlord and Tenant. Landlord shall select the contractor to complete the Landlord Work per the Approved Plans and Specifications, and except as set forth herein, shall have no further obligations thereafter with respect to repair or replacement of items in the Premises except as set forth in the Lease. Landlord shall have no further obligation with regard to tenant improvements within the Premises. Landlord shall cause the Landlord Work to be Substantially Complete (as defined in Section 3.2 of the Lease) prior to the Commencement Date. Prior to the Commencement Date, Tenant will conduct a walk-through inspection of the Premises with Landlord and prepare a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises in their condition on the date of delivery of possession and to have acknowledged that Landlord has performed Landlord's Work as required by this Work Letter and that there are no items needing additional work or repair. The punch-list will not include any damage to the Premises caused by Tenant's move-in or early access, if permitted. Damage caused by Tenant will be repaired or corrected by Landlord at Tenant's expense. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and this Work Letter. If, following the walk-through, Tenant does not submit a punch-list to Landlord prior to the Commencement Date, it will be deemed that there are no items needing additional work or repair. Landlord's contractor will complete all reasonable punch-list items within fourteen (14) days after the walk-through inspection or as soon as practicable after such walk-through. All of Landlord's Work shall be performed by Landlord during regular business hours.

The Point Final 2-19-03            B-1

EXHIBIT "C"

RULES AND REGULATIONS

1.           The sidewalks, entrances, halls, corridors, elevators, and stairways of the Project shall not be obstructed or used as a waiting or lounging place by Tenant, or its agents, servants, employees, invitees, licensees, and visitors.

2.           Landlord reserves the right to refuse admittance to the Building or the Project at any time other than between the hours of  7:00 a.m. and 6:00 p.m. weekdays, or 8:00 a.m. to 1 :00 p.m. on Saturdays, to any person not producing either a key to the Premises or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building or the Project.

3.           Landlord will furnish each tenant with two (2) keys to each door lock in the Premises, and Landlord may make a reasonable charge for any additional keys requested by Tenant. No tenant shall have any keys made for the Premises; now shall any tenant alter any lock, or install new or additional locks or bolts on any door without the prior written approval of Landlord. If a lock alteration or installation is made, the new lock must accept the master key for the Building. Each tenant, upon the expiration or termination of its tenancy or the early termination of the right to occupy premises, shall deliver to Landlord all keys in such tenant's possession for all locks and bolts in the Building.

4.           In order that the Project may be kept in a state of cleanliness, each tenant shall, during the term of each respective Lease, permit Landlord's employees (or Landlord's agent's employees) to take care of and clean the Premises and tenant shall not employ any person(s) other than Landlord's employees (or Landlord's agent's employees) for such purpose. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises Tenant will see that:

a.     the windows are closed;

b.     the doors securely locked; and

c.     all water faucets and other utilities are shut off (so as to prevent waste or damage), each day before leaving the Premises.

In the event Tenant must dispose of crates, boxes, etc., which will not fit into office waste paper baskets, it will be the responsibility of Tenant to dispose of same. In no event shall Tenant set such items in the public hallways or other areas of the Project or garage facility, excepting Tenant's own Premises, for disposal.

The Point Final 2-19-03            C-1

5.           Landlord reserves the right to prescribe the date, time, method and conditions that any personal property, equipment, trade fixtures, merchandise and other similar items shall be delivered to or removed from the Building. No iron safe or other heavy or bulky object shall be delivered to or removed from the Building, except by experienced safe men, movers or riggers approved in writing by Landlord. All damage done to the Building by the delivery or removal of such items, or by reason of their presence in the Building, shall be paid to Landlord, immediately upon demand, by the Tenant, by, through or under whom such damage was done. There shall not be used, in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand-trucks except those equipped with rubber tires.

6.     The walls, partitions, skylights, windows, doors, and transoms that reflect or admit light into passageways or into any other part of the Project shall not be covered or obstructed by any tenant.

7.           The toilet-rooms, toilets, urinals, wash bowls and water apparatus shall not be used for any purpose other than for those for which they were constructed or installed, and no sweeping, rubbish, chemicals, or other unsuitable substances shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from violations of this rule by Tenant or by Tenant's agents, servants, employees, invitees, licensees, or visitors, shall be borne by Tenant.

8.     No sign, name, placard, advertisement, or notice visible from the exterior of any Premises, shall be inscribed, painted or affixed by any tenant on any part of the Building without the prior written approval of Landlord.

9.           No signaling, telegraphic, or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any Premises without the prior written approval of Landlord. Such installations, and the boring or cutting for wires, shall be made at the sole cost and expense of Tenant and under the control and direction of Landlord. Landlord retains, in all cases, the right to require:

a.     the installation and use of such electrical protecting devices that prevent the transmission of excessive currents of electricity into or through the Building;

b.     the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct; and

c.     compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by Tenant must be clearly tagged at the distribution boards and junction boxes and elsewhere in the Building, with (x) the number of the Premises to which said wires lead, (y) the purpose for which said wires are used, and (2) the name of the company operating same.

The Point Final 2-19-03            C-2

10.           Tenant, its agents, servants, or employees shall not:

a.     go upon the roof of the Building;

b.     use any additional method of heating or air conditioning the Premises;

c.     sweep or throw any dirt or other substance from the Premises into any of the halls, corridors, elevators, or stairways of the Building;

d.     bring in or keep in or about the Premises any vehicles or animals of any kind;

e.     install any radio or television antenna or any other device or item on the roof, exterior walls, windows, or window sills of the Building;

f.     place objects against glass partitions, doors, or windows which would be unsightly from the interior or exterior of the Building; or

g.     use any portion of the Premises: (i) for the storage of merchandise for sale to the general public, (ii) for lodging or sleeping, (iii) for cooking (except that the use by any tenant of Underwriter's Laboratory equipment for brewing coffee, tea and similar beverages or the use of by Tenant of a similarly approved microwave oven shall be permitted, provided that such use is in compliance with law), or (iv) for the selling or display of any goods, items or merchandise, either at wholesale or retail. Tenant, its agents, servants and employees, invitees, licensees, or visitors shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises, Building or garage facility, or which may emit electrical waves which will impair radio or television broadcast or reception from or into the Building.

11.           Tenant shall not store or use in any Premises:

a.     any ether, naptha, phosphorous, benzol, gasoline, benzine, petroleum, crude or refined earth or coal oils, kerosene or camphene;

b.     any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind; or

c.     any other fluid, gas or material or any kind having an offensive odor.

12.           No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building, and Tenant shall cooperate with Landlord in prevention and elimination of same.

The Point Final 2-19-03            C-3

    13.     Tenant shall give Landlord prompt notice of all accidents to, or defects in, air conditioning equipment, plumbing, electrical facilities, or any part or appurtenances of the Premises.

    14.     The landscaped grounds adjacent to the Building shall be used for the enjoyment of Tenant, its agents, servants, and employees so long as such parties conduct themselves in a manner so as not to disturb, destroy, or litter said grounds. All parties using the grounds shall comply with all laws, ordinances, and rules and regulations of the city and/or county in which the Building lies.

    15.     No furniture, equipment or other bulky matter of any description shall be delivered into the Building or carried in the elevators except in the manner and during the times approved by Landlord. Tenant shall obtain Landlord's determination of the appropriate time and manner prior to moving the property into the Building. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Landlord shall have the sole right to determine the load capacities of the elevators of the Building and to determine if Tenant's property can be safely transported in the elevators. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

The Point Final 2-19-03            C-4

EXHIBIT "D"

LEASE COMMENCEMENT RIDER

LANDLORD:                                BEST PROPERTY FUND, L.P., a Delaware limited partnership

TENANT:                                           PREMIER DATA SERVICES, INC., Delaware corporation

This Lease Commencement Rider is made by Landlord and Tenant pursuant to that certain Office Lease (the "Lease”) entered into as of 17, March for the Premises known as Suite 203 in the building known as The Point at Inverness (the "Premises"). This Rider constitutes a supplementary addendum to the Lease as contemplated by Section 0 of the Lease.

1. Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Commencement Date as established pursuant to Section 0 of the Lease is _______.  The Lease Term will expire on ___, ___.

2. Acceptance of Premises. Tenant has inspected and examined the Premises and Tenant finds the Premises acceptable and satisfactory in all respects in their current, "as is" condition, subject to the provisions of Section 3.3 of the Lease. 3. Incorporation in Lease. This Rider is incorporated into the Lease, and forms a supplementary and integral part thereof. This Rider shall be construed and interpreted in accordance with all other terms and provisions of the Lease for all purposes.

TENANT:

PREMIER DATA SERVICES, INC.,
A Delaware corporation

By:  /s/ Richard  V Souders
Name:  Richard  V Souders
Title:  President & CEO

D-1

LANDLORD

BEST PROPERTY FUND, L.P., a Delaware
limited partnership

By: Koll Bren Schreiber Realty Advisors, Inc., a
Delaware corporation, as its Agent

By:  /s/ Samuel DePoy
        Samuel DePoy, Vice President

D-2

EXHIBIT "E”

FORM OF TENANT ESTOPPEL CERTIFICATE

TO: _________________________________________________________________________

RE:           Property Address: ______________________________________________________

Lease        Date: ________________________________________________________________

Between ____________________________________________________ ("Landlord")

and

("Tenant") ______________________________________________________________

Square Footage Leased: ___________________________________________________

Suite No. ______________________________________________________________

Floor No. ______________________________________________________________

The undersigned Tenant under the above-referenced lease ("Lease"), certifies to Owner and ___________ , their successors and assigns, and for their respective lenders, the following:

1. The Lease has not been canceled, modified, assigned, extended or amended except as set forth in thefollowing documents:________________________________________

2. Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent, except $ __________ and the amount of security deposit is _______________

3. Tenant took possession of the leased premises on _________________________ and commenced topay rent on ______________________. Rent is currently payable in the amount of $__________monthly (subject to the following base year and operating cost adjustment provisions, if  any:_______________________________________________________________

4. The Lease terminates on _________________________and Tenant has the following renewaloption(s): ________________________________________________________

5. All work to be performed for Tenant under the Lease has been performed as required and has beenaccepted by Tenant, except_______________________________________

6.  The Lease is in full force and effect and neither party to it is in default of its obligations under the Lease; nor has any event occurred, which with the passage of time (after notice, if any, required by the Lease) would become an event of default under the Lease. Tenant has no claims, defenses or set-offs against Landlord or offsets against rent.

7. Tenant has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents received therein, except ____________________

8.  Tenant has not assigned or sublet its interest in the Lease nor does Tenant hold the leased premises under assignment or sublease, except _________________________

9.  Tenant's share of operating expenses and Real Estate Taxes is _________________________________________________________________________________

10.  Tenant has no other interest in any other part of the building of which the leased premises form a part or to any personal property appurtenance thereto or used in connection therewith, except _______________________________________________

11.  Tenant has no right or option (including any first right of refusal) pursuant to the Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

12.  There are no other agreements, written or oral, between Tenant and Landlord with respect to the Lease and/or the leased premises and building, except the Lease and those documents described in item 1 above.

13.  The statements contained herein may be relied upon by the party and/or parties to whom this certificate is addressed (or any prospective purchaser of the premises or an indirect interest therein, and its agent), their lenders, and their successors and assigns.

14.  Tenant has no right or option to cancel the Lease prior to its stated expiration date, except ______________________________

15. Tenant has no expansion rights with respect to additional space in the building, except

If we are a corporation, the undersigned is a duly appointed officer of the corporation signing this certificate and is the incumbent in the office indicated under his name.

In any event, the undersigned individual is duly authorized to execute this certificate.

Dated this ________ day of _________________

TENANT:

By: _________________________________

EXHIBIT "F"

SCHEDULE OF BUILDING SERVICES

1.           Landlord's Services. Landlord shall provide the following utilities and services ("Building Services"):

a.           Hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water famished for any other purpose as additional rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

b.           Automatically operated passenger elevator service during Normal Building Hours and limited passenger service at other times, except in case of an emergency.

c.           Cleaning services on Monday through Friday of each week, except on the holidays listed below.

d.           Heat and air-conditioning in season, during Normal Building Hours, which shall be deemed to exclude the following holidays: New Year's Day, Presidents’ Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act.

e.           Heat and air-conditioning at times other than Normal Building Hours ("After Hours HVAC"), at Tenant's expense, provided Tenant gives Landlord a request for After Hours HVAC at least one business day in advance. Landlord shall charge Tenant for After Hours HVAC at the "After Hours HVAC Rate" as reasonably established by Landlord from time to time. After Hours HVAC cannot be supplied to less than one full floor at a time. In the event After Hours HVAC is requested by more than one Tenant of the Building for the same time period, the charge for the After Hours HVAC shall be apportioned among all tenants requesting the After Hours WAC based on the number of floors for which After Hours WAC has been requested and, if two or more tenants are located on the same floor, based on the relative square footages of each of the premises on the same floor.

f.            Maintenance, painting and electric lighting service for all common areas and special service areas in the Building.

g.           Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Tenant installed pursuant to Section 30.

2.           Public Utility Requirements. In the event any public utility supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Landlord or Tenant must reduce, or maintain at a certain level, the consumption of electricity for the Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Premises or Building, Landlord and Tenant shall each adhere to and abide by these laws, regulations or administrative orders without any reduction in rent.

F-1

    3.           Additional Janitorial Services. If Tenant requires janitorial services other than those required to be provided to other tenants of the Building generally, Tenant shall separately pay for such services monthly as additional rent upon billing by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent, which consent shall not be unreasonably withheld and subject to such reasonable rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant's own janitors to perform such additional services.

F-2

EXHIBIT "G"

DEFINITION OF OPERATING EXPENSES

1.           Operating Expenses. The term "Operating Expenses" means all costs and expenses incurred by Landlord in owning, managing, operating, maintaining, servicing, insuring and repairing the Building, atrium (if any), the surface and garage parking lots and other exterior appurtenances, and the land upon which the Building is located (the "Land"), including but not limited to the following:

a.           premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance and deductibles);

b.           all management fees incurred in the management of the Building, whether such management services are provided by Landlord, an affiliate of Landlord, or an independent management company;

c.           the cost of goods, services equipment and supplies used or incurred directly or indirectly in the operation, maintenance, replacement, repair and administration of the Building, including lighting, relamping, heating, ventilating, and air conditioning cost, costs of providing hot and cold water, electrical or any other energy supplied to the Building, elevator maintenance and operation, and other service contracts;

d.           amortization (calculated over the Approved Period, with interest at the cost of funds charged to Landlord (for financial improvements) or (if the improvement is not financed) at the prime rate reported in the Money Rates section of The Wall Street Journal (or similar publication if it ceases to be published) for capital expenditures in excess of $5,000.00 (lesser amounts may be included as an expense and need not be amortized) made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Expenses or improved building safety. The Approved Period shall mean the lesser of the estimated useful life of the improvement or ten (10) years, except that with respect to an improvement made for the purpose of reducing Operating Expenses, Landlord may amortize the expense over the period so that the yearly amortization amount (exclusive of interest at the rate stated above) is equal to the projected annual savings as reasonably estimated by Landlord;

e.           salaries, wages, benefits and other expenses of Building personnel (including cost of uniforms, worker's compensation and unemployment insurance, fidelity bonds, vacation pay, pension and retirement benefits, health care, and other fringe benefits, whether statutory or otherwise) of all employees of Landlord directly employed in the operation, maintenance, repair and administration of the Building, including the security and reception employees and other nonadministrative personnel and amounts paid to contractors and subcontractors in connection with any of the foregoing (such costs with respect to personnel serving multiple buildings to be prorated among the buildings receiving such services using a method selected by Landlord in its reasonable discretion);

f.           legal fees (except as excluded below), administrative expenses, and accounting, architectural and other professional fees and expenses;

g.           the cost of establishing and maintaining a reasonable annual reserve for capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a first class office building;

h.           cost of maintenance and replacement of landscaping, the cost of maintenance, resurfacing and restriping of parking areas, and the cost of maintenance, repair, cleaning services and supplies furnished to common and public areas of the Building;

i.           costs associated with the provision or operation of any common facilities and service amenities;

j.           the cost of maintaining management or engineering offices for the Building, including rent thereon, which offices may be located in another building, and this expense may include a reasonable allocation of space that Building management and engineering personnel occupy in off-site corporate offices;

k.           electricity, water, sewer and other utility charges;

1.           costs of any Landlord subsidy of a food service maintained for the benefit of the tenants in the Building;

m.           expenses (including reasonable attorneys' fees and appraisers' fees) incurred in reviewing, protesting or seeking a reduction of Real Estate Taxes, which shall be sought solely at Landlord's sole discretion.

n.           the amount of any insurance deductible maintained by Landlord for the benefit of the Building; and

2.           Exclusions from Operating Expenses. Notwithstanding the foregoing to the contrary, "Operating Expenses" shall not include the following:

a.           debt service, including interest, financing costs and amortization of mortgages on the Building;

b.           any tenant improvements performed or alteration of space leased to tenants or occupants of the Building whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter;

c.           the cost of alterations, capital improvements and replacements which under generally accepted accounting principles are properly classified as capital expenditures, except as set forth in Section 1 d or 1 g above;

d.           any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of tenant improvements or alterations described in Section 2b above;

e.           base ground rent (if any), plus escalations thereto, but exclusive of Real Estate Taxes, utilities and other "net" elements constituting rent under a ground lease;

f.           depreciation or amortization on the Building except as provided in Section 1 c and 1 d above;

g.           repairs or replacements necessitated by the gross negligence or willful misconduct of Landlord;

h.           costs of enforcement of leases;

i.           leasing commissions, advertising and promotional expenses and any other comparable expenses directly related to leasing or procuring tenants or negotiating with prospective tenants;

j.           legal fees, accounting fees and other professional and consulting fees (a) incurred in procuring tenants for the Building, (b) incurred in connection with Landlord's gross negligence or willful misconduct or default under any mortgage, deed of trust or ground lease relating to the Building, (c) relating to enforcing any leases or any Landlord/Tenant proceeding, (d) relating to the defense of Landlord's title to, or interest in, the Building, or (e) relating to the refinancing or sale of the Building or any interest therein;

k.           the cost of repairs incurred by reasons of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefore through proceeds of insurance or condemnation awards; or (b) Landlord is not fully compensated therefore due to the Landlord not obtaining insurance against such fire or casualty or the decision of Landlord to self-insure; or (c) if Landlord is not fully compensated by reason of the coinsurance provisions of its insurance policies due to Landlord not obtaining and maintaining a sufficient amount of insurance coverage;

l.           all expenses for which Landlord has received reimbursement (such as from insurance or from other tenants of the Building);

m.           income or franchise taxes or such other taxes imposed upon or measured by Landlord's net income from the operation of the Building, except to the extent that these are enacted as a substitute for other taxes that would be included as Operating Expenses;

n.           costs allocable to properties other than the Building in which Landlord or any partner thereof has a direct or indirect interest;

o.           recordation and transfer taxes and .transfer gain taxes;

p.           fees or expenses of property management services provided by parties related to or affiliated with Landlord, except to the extent such fees or expenses are not in excess of the market rate for services of comparable quality as charged by unaffiliated parties (provided that in no event will the following be deemed in excess of the market rate: property management fees equal to four percent of gross income derived from the Project, including net parking income (or' rent under a garage lease, if applicable) and amounts received as reimbursements for Operating Expenses or Real Estate Taxes, but excluding insurance and condemnation proceeds);

q.           the cost of installing, operating, and maintaining any specialty facility such as an observatory broadcasting facility, restaurant or luncheon club, athletic or recreational club, theater or cafeteria unless available to all tenants in the Building;

r.           the cost of any additions to the Building that result in a larger building; and s. costs or payments associated with Landlord's obtaining air rights or development rights.

3.           Real Estate Taxes. "Real Estate Taxes" shall mean: any and all real estate taxes and ad valorem taxes, surcharges, special assessments and impositions, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind levied against the Building or Land, or in connection with the use thereof (including any transit, personal property, sales, rental, use, gross receipts and occupancy tax and other similar charges), and any other present or future taxes or governmental charges that are imposed upon Landlord which are in the nature of or in substitution for real estate taxes, including any tax levied or measured by the rents payable by tenants of the Building, and business improvement district taxes.

LEASE COMMENCEMENT RIDER

LANDLORD:                                Best Property Fund, L.P., a Delaware limited partnership

TENANT:                                      Premier Data Services, Inc., a Delaware Corporation

This Lease Commencement Rider ("Rider") is made by Landlord and Tenant pursuant to that certain Office Lease (the "Lease") entered into as of June 20, 2003, for the Premises known as Suite 220, consisting of approximately 8,204 square feet in the building known as The Point at Inverness (the "Premises"). This Rider constitutes a supplementary addendum to the Lease as contemplated by Section 3.2 of the Lease.

1.           Lease Commencement Date.. Landlord and Tenant acknowledge and agree that the Commencement Date as established pursuant to Section 3.2 of the Lease is June 20, 2003. The Lease Term will expire on June 19,2008.

2.           Acceptance of Premises. Tenant has inspected and examined the Premises and Tenant finds the Premises acceptable and satisfactory in all respects in their current, "as is" condition, subject to the provisions of Section 3.3 of the Lease.

3.           Incorporation in Lease. This Rider is incorporated into the Lease, and forms a supplementary and integral part thereof. This Rider shall be construed and interpreted in accordance with all other terms and provisions of the Lease for all purposes.

LANDLORD:

BEST PROPERTY FUND, L.P., a Delaware
limited partnership

By:           Transwestern Commercial Services, Inc.,
As its Property Manager

By:  /s/ Lyle Gambow
Name:  Lyle Gambow
Title:  Vice President – MS
Date:  7/08/03

TENANT:

Premier Data Services, Inc.

.                                                      By:  /s/ Richard  V Souders
Name:  Richard  V Souders
Title:  President & CEO
Date:  June 25, 2003

[[Stamped:  RECEIVED JULY 15, 2003]]

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease ("First Amendment") is entered into as of the 9th day of July, 2007 ("Effective Date"), by and between Best Property Fund, L.P., a Delaware limited partnership ("Landlord") and Premier Data Services, Inc.., a Delaware corporation ("Tenant").

RECITALS

A. Best Property Fund, L.P., as landlord, ("'Landlord'% and Premier Data Services, Inc,, a Delaware corporation, as tenant, entered into that certain Office Lease dated February 19, 2003 ("'Lease") for lease of that certain premises consisting of  approximately 8,204 rentable square feet known as Suite 220 ("Premises”) located at the building currently known as The Point at Inverness ('Building"') located at 8310 South Valley Highway, Englewood, Colorado 80112-5806.

B. The term of the Lease expires on June 19,2008.

C. Landlord and Tenant hereby desire to amend the Lease to extend the term for the Premises for sixty (60) months commencing on June 20, 2008, subject to the following team and conditions,

NOW, THEREFORE, in consideration of the mutual obligations and covenants contained in this First Amendment and the Lease, and .other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Estimated Term.   The term of the Lease is hereby extended for a period of sixty (60) months commencing on June 20, 2008 (the “Extended Term Commencement Date”) and expiring June 30, 2013 (“Extended Term”), upon and subject to al of the existing terms of the Lease except as otherwise hereafter set forth.  As of the Effective Date, Addendum One to the Lease is hereby deleted in its entirety.

2.           Rent for the Extended Term.  During the Extended Term, Tenant shall pay to Landlords as Monthly Rent for the Premises, in monthly installments as follows, in accordance with Section 2 of the Lease:

Term	Per Sq. Ft.	Sq. Ft.	Monthly Rent	Annual Rent
6-20-08 to 6-19-09	$14.75	8,204	$10,084.08	$121,008.96
6-20-09 to 6-19-10	$15.25	8,204	$10,425.92	$125,111.04
6-20-10 to 6-19-11	$15.75	8,204	$10,767.75	$129,213.00
6-20-11 to 6-19-12	$16.25	8,204	$11,109.58	$133,314.96
6-20-12 to 6-19-13	$16.75	8,204	$11,451.42	$137,417.04

3.           Condition of Premises for Extended Term.  Landlord is leasing and Tenant is taking the Premises in its current “As Is” condition and Tenant is not entitled to any improvements or to any allowance or credit for improvements for the Extended Term except as otherwise provided herein. Notwithstanding the foregoing, Landlord agrees to provide the sum of Seventeen Thousand One Hundred Forty-Five Dollars ($17,145.00) for the installation of an air conditioning system in the parking structure at a location to be determined by Landlord. Upon the Effective Date, Exhibit B to the Lease is deemed deleted in its entirety.

4.           Removal of Cabling. Tenant shall be solely responsible for the installation and maintenance of any high speed cable or fiber optic that Tenant requires in the Premises. Landlord shall provide reasonable access to the Building's electrical lines, feeders, risers, wiring and other machinery to enable Tenant to install high speed cable or fiber optic to serve its intended purpose, if any. All such cabling installed shall be tagged by Tenant at their point of entry into the Building, at the terminal end of the cable and in the riser closet indicating the type of cable, the Tenant's name and the service provided. Tenant shall be responsible for the removal of such cabling and fiber optic at the termination or expiration of the Extended Term or the early termination of the Tenant's right to occupy the Premises. Failure to remove any abandoned or unused cabling at the expiration or termination of the Extended Term or the way termination of Tenant's right to occupy the Premises will be deemed to be a holdover under Section 15 of the Lease. In the event Tenant fails to remove such cabling as set forth herein, Landlord may, but shall not be obligated to, remove such cabling, all at Tenant's sole cost and expense.

5.           Inducement Recapture in Event of Default. Any agreement by Landlord for flee or abated rent or other charges applicable to .the Premises, or for the giving or paying by Landlord to or for Tenant of my cash or other bonus, .inducement or consideration for Tenants entering into this First Amendment, including, but not: limited to, any tenant improvements or broker commissions, $1 of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of the Lease, as amended hereby, to be performed or observed by the Tenant during the Extended Term hereof. Upon the occurrence of an event of default (as defined in Section 12 of the Lease) by Tenant, all such Inducement Provisions shall automatically be deemed deleted from the Lease, as amended hereby, and of no further force or effect, and any rent, other charge, bonus, inducement or consideration therefore abated, given or paid by Landlord, and recoverable by Landlord as Rent due under the Lease or this First Amendment, notwithstanding any subsequent cure of said event of default by Tenant.  The acceptance by Landlord of Rent or the cure of the event of default beyond the applicable cure period which initiated the operation of this section shall not be deemed a waiver by Landlord of the provisions of this section unless specifically so state in writing by Landlord at the time of such acceptance.

6.           Patriot Act Certification, Tenant certifies that neither Tenant, nor my of its constituent partners, managers, members or: shareholders, nor any beneficial owner of Tenant or any such partner, manager, member or shareholder, nor any other representative or affiliate of Tenant is a “Prohibited Person," defined as  (a) a person, entity or nation named as a terrorist, "Specially Designated National or Blocked Person," or other banned or blocked person pursuant to any law, order, rule or regulation .that is enforced or administered by the U.S. Treasury Department's Office of  Foreign Assets Control (“OFAC”), including but not limited to,

Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act"); (b) a person, entity or nation owned. or controlled by, or acting on behalf of, any person, entity or nation named as a terrorist, "Specially Designated National or Blocked Person,'' or other banned or blocked person pursuant to any law, order, rule or regulation that is enforced or administered by OFAC, including but not limited to, the Executive Order and the Patriot Act; (c) a person, entity or nation engaged directly or indirectly in any activity prohibited by any law, order, rule or regulation that is enforced or administered by OFAC, including, but not limited to, the Executive Order and the Patriot Act; (d) a person, entity or nation with whom the Landlord is prohibited from dealing or otherwise engaging in any transaction pursuant to any terrorism or money laundering law, including but not limited to, the Executive Order and .the Patriot Act; (e) a person, entity or nation that has been convicted, pleaded nolo contendere, indicted, arraigned or custodial detained on charges involving money laundering or predicate crimes to money laundering; or (0 a person, entity or nation who is affiliated with any person, entity or nation who is described above in subsections (a) through (e) above. Tenant agrees to indemnify and save Landlord, Landlord's managing agent and mortgagee harmless against and from any and all claims, damages, losses risks, liabilities and expenses, including attorneys' fees and costs, arising from or related to any breach of the foregoing certification.

7.           Notices. The addresses for notice to Landlord contained in Section 23 of the Lease are hereby deleted and replaced with the following:

Best Property Fwd, L.P.
c/o Transwestern Commercial Services, Inc.
8310 S. Valley Highway, Suite 125
Englewood, Colorado 801 12

With simultaneous copies to:

Loll Bren Schreiber Realty Advisors, Inc.
620 Newport Center Drive, Suite 1300
Newport Beach, Delaware 92660
Attn:  Mark Brecheen, Senior Vice President

and

Murray Franke Greenhouse List & Lippitt LLP
Granite Building, Second Floor
1228 Fifteenth Street
Denver, Colorado 80202
Attn:  Thomas M. List, Esq.
Telephone: (303) 623-4500
Facsimile: (303) 623-0960

8.           Parking, Upon the Extended Term Commencement Date, Article 13 of the Basic Lease Term Sheet in the Lease is deemed deleted in its entirety and replaced with the following:

Thirty (30) unreserved spaces in the Building's surface parking lot fee of charge and five (53 resaved spaces in the Building's covered parking area at the current rate of One Hundred Twenty-Five Dollars ($125.09 per month, per each garage space, which may be increased by Landlord annually in accordance with the prevailing market rates for covered parking. Tenant shall also be entitled to one (1) additional covered space in the covered parking area on a month to month basis for the Extended Term at the then current market rate for covered parking, provided, however* that Landlord shall have the right to reclaim this space and revoke Tenant's right to use the space at any time during the Extended Term, in Landlord's sole discretion.

9.           Miscellaneous.

(a)           In the event of any litigation arising out of or in connection with this First Amendment, the prevailing party shall be awarded its reasonable attorney’s fees, cost and expenses.

(b)           The Lease, as modified herein, remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the base and this First Amendment, the terms and additions of this First amendment shall control. Capitalized terms that defined herein shall have the same meaning as set forth in the Lease.

(c)           This First Amendment is binding upon and inures to the benefit of the parties hereto and their representative heirs, personal representatives, successors and assigns.  Except as expressly provided herein, Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this First Amendment, Tenant has no known claims of my kind or nature against Landlord arising from or under the Lease and there are not agreements between Landlord and Tenant other than the Lease and as further amended hereby.

(d)           Time is of the essence herein, unless waived by Landlord, which it shall have the right, but not the obligation to do.

(e)            This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

[signatures to follow on separate page]

IN WITNESS WHEREOF, Landlord and Tenant have made this First Amendment to Office Lease effective on the day and year first above written.

LANDLORD	TENANT

BEST PROPERTY FUND, L.P., a Delaware	Premier Data Services, Inc., a Delaware
Limited partnership	corporation

By: Kola Bren Schreiber Realty Advisors, Inc.	Name: /s/ R Souders
Title: CEO
A Delaware corporation as agent
By: /s/ Mark Brecheen
Mark Brecheen, Senior Vice President